SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                Form 8-K


             Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Act of 1934



Date of Report (Date of earliest event reported) December 27, 1995


                     INCOME GROWTH PARTNERS, LTD. X
         (Exact name of registrant as specified in its charter)


        CALIFORNIA               0-18528                 33-0294177
(State or other jurisdiction   (Commission           (I.R.S. Employer
 of incorporation or            File Number)          Identification No.)
 organization)


   11300 Sorrento Valley Road, Suite 108, San Diego, California 92121
            (Address of principal executive offices) (Zip Code)


                             (619) 457-2750
          (Registrant's telephone number, including area code)


                                   N/A
     (Former name or former address, if changed since last report)





















                                    Page 1
                        Exhibit Index located on page 4

Item 2. Acquisition or disposition of assets

The registrant is a California Limited Partnership. On December 27, 1995 the registrant refinanced its Mission Park property to take advantage of an opportunity to pay off the existing $12.3 million loan on the property for the discounted amount of $10.2 million, pursuant to a Loan Pay-off Agreement with the existing lender. This effectively created approximately an additional $2 million in equity in the property, and lowered the monthly debt service payments on the property by approximately $20,000 to approximately $73,000 per month. With this new financing, the property generates a positive cash flow, and is in a much better position to meet its ongoing financial obligations.

One of the requirements of the new lender was that the property be held by a single asset entity with at least one bankruptcy-remote general partner. Therefore, in order to obtain the new financing and take advantage of the discounted pay-off opportunity, the partnership had to transfer title of the property to a new transparent subpartnership called IGP X Mission Park Associates, L.P., a California limited partnership ("IGP X MPA") pursuant to Sections 5.1.2 and 5.1.3 of the registrant's Amended and Restated Agreement of Limited Partnership. The sole limited partner of IGP X MPA is the registrant, Income Growth Partners, Ltd. X. Its general partners are
Income Growth Management, Inc., a California corporation (also the General Partner of Income Growth Partners, Ltd. X) and a new corporation, IGP X Mission Park, Inc., a California corporation (that is bankruptcy remote). The new subpartnership, IGP X MPA is transparent to Income Growth Partners, Ltd. X, because as the sole limited partner of IGP X MPA, Income Growth Partners, Ltd. X receives 99% of all net income and losses generated by the partnership. Furthermore the remaining 1% of net income and loss is allocated to the General Partner, IGP X Mission Park, Inc., of which Income Growth Partners, Ltd. X is the sole shareholder.

The Agreement of Limited partnership for IGP X Mission Park Associates, L.P. is substantially similar to that of Income Growth Partners, Ltd. X, with the exception of separateness covenants and single asset entity provisions that were included at the request of the new lender. A copy of the Articles of Incorporation for IGP X Mission Park, Inc., and a copy of the Agreement of Limited Partnership for IGP X MPA are attached hereto as exhibits 3.1 and 4.3. The new lender is not related to the registrant or any of its affiliates.

The new loan on the property is in the principal amount of $10,200,000 at a fixed interest rate of 7.76% per year, amortized over 30 years, all due and payable in ten years, with monthly principal and interest payments of approximately $73,145. The new loan incorporates a five year "lockout" period with an equivalency yield prepayment penalty. Thereafter there is a diminishing prepayment penalty in years 6-10 decreasing approximately annually from 5% to 0% of the outstanding principal balance.

In order to complete the refinancing, it was necessary for the partnership to pay off the remaining past-due property taxes on Mission Park of approximately $152,350. The loan was obtained through ENA Corporation, a licensed California Real Estate Broker that is an affiliate of the General Partner, for which it received a loan origination fee of approximately

$102,000 in the form of a promissory note from the partnership. In addition the partnership incurred closing costs and other loan origination fees of approximately $276,000. The new loan also required the partnership to set aside approximately $86,325 in initial reserves for taxes, insurance, and replacements.



                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 11, 1996


                       INCOME GROWTH PARTNERS, LTD. X,
                       a California Limited Partnership

                       By:  Income Growth Management, Inc.
                            General Partner



                            By:  Timothy C. Maurer
                                 _______________________________
                                 Timothy C. Maurer
                                 Principal Financial Officer AND
                                 Duly Authorized Officer of the Registrant

                             EXHIBIT INDEX

                                                             Sequentially
Exhibit No.                  Description                     Numbered Page
___________  ______________________________________________  _____________

    3.1      Articles of Incorporation of IGP X Mission            5
              Park, Inc.

    4.3      Agreement of Limited Partnership of                   9
              IGP X Mission Park Associates, L.P., A
              California Limited Partnership

EXHIBIT 3.1

                  ARTICLES OF INCORPORATION OF
                    IGP X MISSION PARK, INC.


                               I.

     The name of this corporation is IGP X MISSION PARK, INC.

                               II.

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code, including, but not limited to, the activity of acting as a general partner of a limited partnership (the "Partnership") whose purpose is to acquire certain parcels of real property, together with all improvements located thereon, in the City of San Diego, State of California (the "Property") and own, hold, sell, assign transfer, operate, lease, mortgage, pledge and otherwise deal with the Property. The corporation shall exercise all powers enumerated in the California Corporations Code necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

                              III.

     The name and address in the State of California of this corporation's initial agent for service of process is:

          David Maurer
          11300 Sorrento Valley Road, Suite 108
          San Diego, CA  92121


                               IV.

     This corporation is authorized to issue only one (1) class of stock, and the total number of authorized shares is 1,000,000 shares.

                               V.

     The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.



                               VI.

     The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification as set forth in Section 204 of the Corporations Code.

     Any indemnification shall be fully subordinated to any obligations respecting the Partnership or the Properties and shall not constitute a claim against the corporation in the event that cash flow is insufficient to pay such obligations.

                              VII.

     The corporation shall only incur or cause the Partnership to incur indebtedness in an amount necessary to acquire, operate and maintain the Properties. For so long as any mortgage lien exists on any of the Properties, the corporation shall not and shall not cause the Partnership to incur, assume, or guaranty any other indebtedness. For so long as the Partnership remains mortgagor of the Property, the corporation shall not cause the Partnership to dissolve. The corporation shall not and shall not cause the Partnership to consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the corporation or Partnership) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the corporation or Partnership substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia,
(b) shall include in its organizational documents the same limitations set forth in this Article VII and in Article VIII, and
(c) shall expressly assume the due and punctual performance of the corporation's obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this corporation or the Partnership and be continuing. For so long as a mortgage lien exists on any of the Properties, the corporation shall not voluntarily commence a case with respect to itself or cause the Partnership to voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of the Board of Directors. For so long as a mortgage lien exists on any of the Properties, no material amendment to this articles of incorporation or to the corporation's By-Laws nor to the partnership agreement of the Partnership may be made without first obtaining approval of the mortgagees holding first mortgages on each of the Properties.

                              VIII.

     For so long as any mortgage lien exists on any of the Properties, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this articles of incorporation, the corporation shall conduct its affairs in accordance with the following provisions:

1. It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

2. It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

3. Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities.

4. It shall not commingle assets with those of its parent and any affiliate.

5.  It shall conduct its own business in its own name.

6. It shall maintain financial statements separate from its parent and any affiliate.

7. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of its parent or any affiliate.

8. It shall maintain an arm's length relationship with its parent and any affiliate.

9. It shall not guarantee or, except to the extent of its liability for the debt secured by such mortgage lien, become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others.

10. It shall use stationary, invoices and checks separate from its parent and any affiliate.

11. It shall not pledge its assets for the benefit of any other entity, including its parent and any affiliate.

12. It shall hold itself out as an entity separate from its parent and any affiliate."

     For purpose of this Article VIII,the following terms shall have the following meanings:

          "affiliate" means any person controlling or controlled by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the corporation, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this corporation, its parent or any affiliate. For purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "parent" means, with respect to a corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the corporation.

          "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivisio n thereof.


Dated: December 5, 1995            ______________________________
                                   Nancy L. Wickham, Incorporator


     I declare that I am the person who executed the above Articles of Incorporation, and this instrument is my act and deed.


Dated: December 5, 1995            ______________________________
                                   Nancy L. Wickham

EXHIBIT 4.3





                            AGREEMENT OF LIMITED PARTNERSHIP


                                           OF



                           IGP X MISSION PARK ASSOCIATES, L.P.
                            A CALIFORNIA LIMITED PARTNERSHIP

                                   TABLE OF CONTENTS
                                                                         Page

ARTICLE 1         ESTABLISHMENT . . . . . . . . . . . . . . . . . . . . . . 1
            1.1   Name. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
            1.2   Principal Place of Business . . . . . . . . . . . . . . . 1
            1.3   Term. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
            1.4   Purpose and Powers. . . . . . . . . . . . . . . . . . . . 1
            1.5   Certificate of Limited Partnership and Other
                  Filings . . . . . . . . . . . . . . . . . . . . . . . . . 1


ARTICLE 2         OBJECTIVES AND LIMITATIONS
            OF PARTNERSHIP REAL ESTATE INVESTMENT . . . . . . . . . . . . . 2
            2.1   Objectives. . . . . . . . . . . . . . . . . . . . . . . . 2
            2.2   Further Limitations on Partnership
            Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . 2
            2.3   Reinvestments . . . . . . . . . . . . . . . . . . . . . . 3
            2.4   Short-Term Investment Funds . . . . . . . . . . . . . . . 3
            2.5   Conflicts . . . . . . . . . . . . . . . . . . . . . . . . 3


ARTICLE 3         CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . 4
            3.1   Capital Contributions . . . . . . . . . . . . . . . . . . 4
                  3.1.1  General Partner. . . . . . . . . . . . . . . . . . 4
                  3.1.2  Limited Partner. . . . . . . . . . . . . . . . . . 4
              23.2Partner's Capital Account . . . . . . . . . . . . . . . . 4
            3.3   Limited Partners' Liability . . . . . . . . . . . . . . . 4


ARTICLE 4         DISTRIBUTIONS AND ALLOCATIONS . . . . . . . . . . . . . . 4
            4.1   Cash Distributions. . . . . . . . . . . . . . . . . . . . 4
                  4.1.1  Distributable Cash from Operations . . . . . . . . 4
                  4.1.2  Distributable Cash from Sale or
                         Refinancing. . . . . . . . . . . . . . . . . . . . 4
            4.2   Allocation of Net Income and Net Loss . . . . . . . . . . 5
                  4.2.1  Allocations of Net Income and Net
                         Losses . . . . . . . . . . . . . . . . . . . . . . 5
                  4.2.2  Recapture Income . . . . . . . . . . . . . . . . . 9
                  4.2.3  Allocation of Partnership Items. . . . . . . . . . 9
                  4.2.4  Special Allocations to General Partner . . . . . . 9
                  4.2.5  Allocation Among Limited Partners. . . . . . . . . 9
                  4.2.6  Assignment . . . . . . . . . . . . . . . . . . . . 9
                  4.2.7  Quarterly Distributions. . . . . . . . . . . . .  10
                  4.2.8  Power of General Partner to Vary
                         Allocations of Net Income and Net Loss . . . . . .10
                  4.2.9  Consent of Partners. . . . . . . . . . . . . . . .10
            4.3   Working Capital Reserve . . . . . . . . . . . . . . . . .10


ARTICLE 5         MANAGEMENT AND ADMINISTRATION . . . . . . . . . . . . . .10
            5.1   Powers and Authority of the General Partner . . . . . . .10
            5.2   Duties of the General Partner . . . . . . . . . . . . . .11
                  5.2.1  Maintenance of Limited Partnership
                         Status . . . . . . . . . . . . . . . . . . . . . .12
                  5.2.2  Acquisition of the Property. . . . . . . . . . . .12
                  5.2.3  Management of the Property . . . . . . . . . . . .12
                  5.2.4  Disposition of the Property. . . . . . . . . . . .13
                  5.2.5  Insurance. . . . . . . . . . . . . . . . . . . . .13
                  5.2.6  Net Worth. . . . . . . . . . . . . . . . . . . . .13
                  5.2.7  Avoidance of Investment Company Status . . . . . .13
                  5.2.8  Records. . . . . . . . . . . . . . . . . . . . . .13
                  5.2.9  Delivery to Limited Partners and
                         Inspection . . . . . . . . . . . . . . . . . . . .14
                  5.2.10  Reports . . . . . . . . . . . . . . . . . . . . .14
                  5.2.11  Interim Reports; Accountant's Report. . . . . . .15
            5.3   Restrictions on Authority of General
                  Partner . . . . . . . . . . . . . . . . . . . . . . . . .15
                  5.3.1  Actions Requiring Consent of all
                         Limited Partners . . . . . . . . . . . . . . . . .15
                  5.3.2  Actions Requiring Consent of a
                         Majority-In-Interest of the Limited
                         Partners . . . . . . . . . . . . . . . . . . . . .15
                  5.3.3  Unconditional Restrictions on General
                         Partner's Authority. . . . . . . . . . . . . . . .16
            5.4   Method of Action by General Partner . . . . . . . . . . .17
            5.5   Time and Efforts of the General Partner . . . . . . . . .17
            5.6   Power of Attorney . . . . . . . . . . . . . . . . . . . .18
            5.7   Section 754 Election. . . . . . . . . . . . . . . . . . .18
            5.8   Fiscal Year . . . . . . . . . . . . . . . . . . . . . . .18
            5.9   Banking . . . . . . . . . . . . . . . . . . . . . . . . .18


ARTICLE 6         COMPENSATION OF GENERAL PARTNER AND
            EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . .18
            6.1   General Partner's Compensation. . . . . . . . . . . . . .18
                  6.1.1  Acquisition Fees . . . . . . . . . . . . . . . . .19
                  6.1.2  Management Fee . . . . . . . . . . . . . . . . . .19
                  6.1.3  Subordinated Real Estate Commissions on
                         Sale of Partnership Real Estate. . . . . . . . . .19
            6.2   Operating Expenses. . . . . . . . . . . . . . . . . . . .20
                  6.2.1  Payment Generally. . . . . . . . . . . . . . . . .20
                  6.2.2  Reimbursements to General Partner. . . . . . . . .20
            6.3   Indemnification of General Partner. . . . . . . . . . . .21
                  6.3.1  Indemnification Generally. . . . . . . . . . . . .21
                  6.3.2  Restrictions on Indemnification. . . . . . . . . .21
                  6.3.3  Indemnification Limited to Partnership
                         Assets . . . . . . . . . . . . . . . . . . . . . .21
            6.4   Exoneration of General Partner for Acts in
                  Good Faith. . . . . . . . . . . . . . . . . . . . . . . .21


ARTICLE 7         LIMITED PARTNER INTEREST. . . . . . . . . . . . . . . . .21
            7.1   Limited Liability . . . . . . . . . . . . . . . . . . . .21
            7.2   Withdrawal and Return of Limited Partner's
                  Capital Contribution. . . . . . . . . . . . . . . . . . .22
            7.3   Role of Limited Partners. . . . . . . . . . . . . . . . .22
            7.4   Unanimous Votes; Consent of General Partner . . . . . . .22
            7.5   Meetings of the Limited Partners. . . . . . . . . . . . .22
            7.6   Notice. . . . . . . . . . . . . . . . . . . . . . . . . .22
            7.7   Adjourned Meeting and Notice Thereof. . . . . . . . . . .23
            7.8   Quorum. . . . . . . . . . . . . . . . . . . . . . . . . .23
            7.9   Consent of Absentees. . . . . . . . . . . . . . . . . . .23
            7.10         Action Without Meeting . . . . . . . . . . . . . .23
            7.11         Record Dates . . . . . . . . . . . . . . . . . . .24
            7.12         Proxies. . . . . . . . . . . . . . . . . . . . . .24
            7.13         Chairman of Meeting. . . . . . . . . . . . . . . .24
            7.14         Inspectors of Election . . . . . . . . . . . . . .24
            7.15         Record Date and Closing Partnership
                  Books . . . . . . . . . . . . . . . . . . . . . . . . . .24
            7.16         No Termination by Reason of Change in
                  Limited Partners. . . . . . . . . . . . . . . . . . . . .25
            7.17         Transfer of Units. . . . . . . . . . . . . . . . .25
                  7.17.1  Restrictions on Transfer and
                         Assignment of Units. . . . . . . . . . . . . . . .25
                  7.17.2  Transfers of Units by Operation of
                         Law. . . . . . . . . . . . . . . . . . . . . . . .26
                  7.17.3  Repurchase of Units by Partnership. . . . . . . .26
                  7.17.4  Recognition Date for Assignments and
                         Other Transfers. . . . . . . . . . . . . . . . . .26
                  7.17.5  Admission of Substitute Limited
                         Partners . . . . . . . . . . . . . . . . . . . . .27
                  7.17.6  Names and Addresses of Limited
                         Partners . . . . . . . . . . . . . . . . . . . . .27


ARTICLE 8         GENERAL PARTNER INTERESTS . . . . . . . . . . . . . . . .28
            8.1   Removal of General Partner. . . . . . . . . . . . . . . .28
                  8.1.1  Removal by Vote of Limited Partners. . . . . . . .28
                  8.1.2  Removal by Other General Partner . . . . . . . . .28
            8.2   Withdrawal of General Partner Upon Election
                  of a New General Partner. . . . . . . . . . . . . . . . .28
            8.3   Admission of New or Substitute General
                  Partner . . . . . . . . . . . . . . . . . . . . . . . . .28
            8.4   Continuation of the Partnership . . . . . . . . . . . . .28
            8.5   Payment to Removed or Withdrawn General
                  Partner . . . . . . . . . . . . . . . . . . . . . . . . .29
                  8.5.1  Removal of All General Partners or
                         Remaining General Partner. . . . . . . . . . . . .29
            8.6   Liability of General Partner. . . . . . . . . . . . . . .30


ARTICLE 9         TERMINATION, LIQUIDATION AND DISSOLUTION OF
            THE PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . .30
            9.1   Events of Termination . . . . . . . . . . . . . . . . . .30
            9.2   Liquidation . . . . . . . . . . . . . . . . . . . . . . .30
            9.3   Application and Distribution of Proceeds of
                  Liquidation . . . . . . . . . . . . . . . . . . . . . . .31
                  9.3.1  General. . . . . . . . . . . . . . . . . . . . . .31
                  9.3.2  General Partner's Deficit Capital
                         Accounts . . . . . . . . . . . . . . . . . . . . .32
            9.4   Cancellation of Certificate of Limited
                  Partnership . . . . . . . . . . . . . . . . . . . . . . .32
            9.5   Final Partnership Statement . . . . . . . . . . . . . . .32


ARTICLE 10        DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .32
            10.1         Acquisition Fees . . . . . . . . . . . . . . . . .32
            10.2         Adjusted Capital Account Deficit . . . . . . . . .33
            10.3         Adjusted Invested Capital. . . . . . . . . . . . .32
            10.4         Affiliate. . . . . . . . . . . . . . . . . . . . .32
            10.5         Basic Regulatory Allocations . . . . . . . . . . .33
            10.6         Capital Account. . . . . . . . . . . . . . . . . .33
            10.7         Capital Contribution . . . . . . . . . . . . . . .34
            10.8         Certificate of Limited Partnership . . . . . . . .34
            10.9         CRLPA. . . . . . . . . . . . . . . . . . . . . . .34
            10.10        Distributable Cash . . . . . . . . . . . . . . . .34
                  10.10.1  Distributable Cash from Operations . . . . . . .34
                  10.10.2  Distributable Cash from Sale or
                         Refinancing. . . . . . . . . . . . . . . . . . . .34
            10.11        General Partner. . . . . . . . . . . . . . . . . .34
            10.12        Gross Operating Revenues . . . . . . . . . . . . .34
            10.13        Gross Property Revenues. . . . . . . . . . . . . .34
            10.14        Internal Revenue Code. . . . . . . . . . . . . . .35
            10.15        Legal Restrictions . . . . . . . . . . . . . . . .35
            10.16        Limited Partner. . . . . . . . . . . . . . . . . .35
            10.17        Majority-In-Interest . . . . . . . . . . . . . . .35
            10.18        Management Fee . . . . . . . . . . . . . . . . . .35
            10.19        Minimum Gain . . . . . . . . . . . . . . . . . . .35
            10.20        Net Income or Net Loss . . . . . . . . . . . . . .35
            10.21        Nonrecourse Debt . . . . . . . . . . . . . . . . .35
            10.22        Nonrecourse Deductions . . . . . . . . . . . . . .35
            10.23        Nonrecourse Regulatory Allocation. . . . . . . . .36
            10.24        10% Operating Cash Preference. . . . . . . . . . .36
            10.25        Original Invested Capital. . . . . . . . . . . . .36
            10.26        Other Definitions. . . . . . . . . . . . . . . . .36
            10.27        Partner. . . . . . . . . . . . . . . . . . . . . .36
            10.28        Partner Nonrecourse Debt . . . . . . . . . . . . .36
            10.29        Partner Nonrecourse Deductions . . . . . . . . . .36
            10.30        Partner Nonrecourse Regulatory
                         Allocations. . . . . . . . . . . . . . . . . . . .36
            10.31        Partners of Record . . . . . . . . . . . . . . . .36
            10.32        Partnership. . . . . . . . . . . . . . . . . . . .36
            10.33        Partnership Minimum Gain . . . . . . . . . . . . .36
            10.34        Person . . . . . . . . . . . . . . . . . . . . . .36
            10.35        10% Preferred Return . . . . . . . . . . . . . . .36
            10.36        Property or Properties . . . . . . . . . . . . . .37
            10.37        Purchase Price . . . . . . . . . . . . . . . . . .37
            10.38        Qualified Plan . . . . . . . . . . . . . . . . . .37
            10.39        Recognition Date . . . . . . . . . . . . . . . . .37
            10.40        Refinancing. . . . . . . . . . . . . . . . . . . .37
            10.41        Regulatory Allocations . . . . . . . . . . . . . .37
            10.42        Sale . . . . . . . . . . . . . . . . . . . . . . .37
            10.43        Substitute Limited Partner . . . . . . . . . . . .37
            10.44        Unit . . . . . . . . . . . . . . . . . . . . . . .37
            10.45        Working Capital Reserve. . . . . . . . . . . . . .37


ARTICLE 11        RELATIONSHIP OF CERTAIN TERMS OF THIS
            AGREEMENT TO PROVISIONS  OF THE CALIFORNIA
            REVISED LIMITED PARTNERSHIP ACT . . . . . . . . . . . . . . . .38
            11.1         Revised Limited Partnership Act
                  Governs . . . . . . . . . . . . . . . . . . . . . . . . .38
            11.2         Provisions of the CRLPA Supplanted by
                  the Terms of this Agreement . . . . . . . . . . . . . . .38
            11.3         Other Terms and Provisions . . . . . . . . . . . .38


ARTICLE 12        GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . .39
            12.1         Notices. . . . . . . . . . . . . . . . . . . . . .39
            12.2         Amendment of Agreement and the
                  Certificate of Limited Partnership. . . . . . . . . . . .39
                  12.2.1  Admission of Limited Partners . . . . . . . . . .39
                  12.2.2  Amendments with Consent of Limited
                         Partners . . . . . . . . . . . . . . . . . . . . .39
                  12.2.3  Amendments Without Consent of Limited
                         Partners . . . . . . . . . . . . . . . . . . . . .39
                  12.2.4  Execution and Recording of Amendments . . . . . .40
            12.3         Partition. . . . . . . . . . . . . . . . . . . . .40
            12.4         Severability . . . . . . . . . . . . . . . . . . .40
            12.5         Headings . . . . . . . . . . . . . . . . . . . . .40
            12.6         Further Assurances . . . . . . . . . . . . . . . .40
            12.7         Integrated and Binding Agreement . . . . . . . . .40
            12.8         Counterparts . . . . . . . . . . . . . . . . . . .40
            12.9         Governing Law. . . . . . . . . . . . . . . . . . .40


ARTICLE 13        REPRESENTATIONS OF LIMITED PARTNERS . . . . . . . . . . .41


ARTICLE 14        SEPARATENESS COVENANTS. . . . . . . . . . . . . . . . . .41
                           IGP X MISSION PARK ASSOCIATES, L.P.
                            A CALIFORNIA LIMITED PARTNERSHIP


                            AGREEMENT OF LIMITED PARTNERSHIP


    THIS AGREEMENT OF LIMITED PARTNERSHIP ("Agreement") is made this ____ day of December, 1995, by and among INCOME GROWTH MANAGEMENT, INC., a California corporation, IGP X MISSION PARK INC., a California corporation (collectively, the "General Partner"), and INCOME GROWTH PARTNERS, LTD. X, a California limited partnership (the "Limited Partner") under the California Revised Limited Partnership Act ("CRLPA") for the purposes and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Agreement are defined in Section 10 hereof.


                                        ARTICLE 1

                                      ESTABLISHMENT

    1.1 Name. The name of the Partnership shall be IGP X MISSION PARK ASSOCIATES, L.P.; provided, that the General Partner may from time to time, in its sole discretion, change such name and amend this Agreement and the Certificate of Limited Partnership to reflect such change.

    1.2 Principal Place of Business. The principal place of business of the Partnership shall be 11300 Sorrento Valley Road, Suite 108, San Diego, California 92121; provided, that the General Partner may from time to time, in its sole discretion, elect to change the principal place of business, so long as such place remains within the contiguous United States.

    1.3 Term. The Partnership shall have a term commencing November 30, 1995, and ending 33 years therefrom, unless (i) the Partnership has been sooner terminated as provided herein or otherwise by law or (ii) the term has been extended by the vote of the General
Partner and a Majority-In-Interest of the Limited Partners.

    1.4 Purpose and Powers. The primary purpose of the Partnership is to acquire, hold, sell, assign, transfer, operate, lease, mortgage, pledge or otherwise deal with certain parcels of real property, together with all improvements thereon, in the City of San Marcos, State of California, commonly referred to as the Mission Park Apartments (the "Property"), more particularly described at Exhibit "A" attached hereto. The Partnership shall have all of the powers permitted to a limited partnership under the CRLPA, including, without limitation, the power to engage in any and all lawful business activities related or incidental to its primary purpose.

    1.5 Certificate of Limited Partnership and Other Filings. The General Partner has caused a Certificate of Limited Partnership to be recorded in the office of the Secretary of State of the State of California and a fictitious business name statement to be filed with the Clerk of San Diego County and published within said
County, as required by applicable California law (i) to preserve and maintain the status of the Partnership as a limited partnership under the CRLPA and (ii) to preserve the Partnership's right to carry on business in said County under its name. The General Partner shall cause to be recorded, filed and/or published, in each county (or other jurisdiction) where the Partnership acquires real property or otherwise does business, a certified copy of the Certificate of Limited Partnership, a fictitious business name statement and/or such other recording or filing as may be required under any applicable law to preserve the Partnership's limited partnership status and right to the use of its name. The General Partner shall also cause the Certificate of Limited Partnership and each such other recording or filing to be amended whenever there is any addition to or change in the General Partner, or change of the Partnership's name or principal place of business or other change requiring such an amendment under applicable law.


                                        ARTICLE 2

                               OBJECTIVES AND LIMITATIONS
                          OF PARTNERSHIP REAL ESTATE INVESTMENT

    2.1 Objectives. In the acquisition, operation and disposition of the Properties, the Partnership's objectives shall be:

          2.1.1 To preserve the Limited Partners' capital invested in the Partnership;

          2.1.2 To realize gains through potential appreciation in the value of the Properties;

          2.1.3 To increase the Partnership's equity in the Properties through payments on mortgage loans on the Properties out of Gross Operating Revenues;

          2.1.4       To generate cash to pay all expenses; and

          2.1.5 To generate current income and Distributable Cash from Partnership operations.

    2.2 Further Limitations on Partnership Transactions. In its acquisition of the Properties, the Partnership shall be further subject to the following restrictions on transactions with the General Partner and Affiliates:

          2.2.1 The Partnership shall not issue to any General Partner or Affiliate "wrap-around" secondary mortgage debt financing on any Property in connection with financing made available by the General Partner or Affiliate to the Partnership.

          2.2.2 The Partnership shall not acquire an interest in any real estate in which a General Partner or Affiliate has (or is expected to acquire) an interest; provided, however, that the foregoing shall not preclude the Partnership from obtaining financing from a General Partner or Affiliate in accordance with Subsection 2.2.3, below.

          2.2.3 The Partnership may obtain from a General Partner or Affiliate, and any of the General Partner and Affiliates may extend to the Partnership loans of funds for one year or less (hereinafter called "Short-Term Loans") to be used for
    (i) acquisition of Property prior to the time that long-term debt financing is available for such purposes or (ii) upgrading or refurbishing a Property. Short-Term Loans to the Partnership by a General Partner or Affiliate shall be repaid out of the proceeds of refinancing long-term mortgage debt on the Property acquired or improved. All loans to the Partnership by a General Partner or Affiliate shall be on terms and bear interest as favorable to the Partnership as that available from independent lenders on comparable loans for the same purpose in the same locality. Notwithstanding the foregoing, no General Partner or Affiliate shall, on any loan to the Partnership, charge and receive interest in an amount which exceeds that permitted under applicable law or require a prepayment charge or penalty.

          2.2.4 In connection with its acquisitions of the Properties, the Partnership shall also be subject to every other restriction on transactions between the Partnership and the General Partner and Affiliates specified in this Agreement.

          2.2.5 The Partnership shall only incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien exists on the Property, the Partnership shall not incur, assume, or guaranty any other indebtedness, subject to subsection 2.2.3 hereinabove.

          2.2.6 The Partnership shall not consolidate or merge with or into any other entity or convey or transfer the Property and assets substantially as an entirety to any entity unless:

                 (i) the entity (if other than the Partnership) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the Property and assets of the Partnership substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this subsection 2.2.6 and Article 14, and (c) shall expressly assume the due and punctual performance of the Partnership's obligations; and

                 (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this Partnership and be continuing.

          2.2.7 For so long as a mortgage lien exists on the Property, the Partnership will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of all of the partners of the Partnership.

          2.2.8 For so long as a mortgage lien exists on the Property, no material amendment to this Partnership Agreement may be made without first obtaining approval of the mortgagees holding any first mortgage on the Property.

    2.3   Reinvestments.  The Partnership shall not use any Gross
Operating Revenues or Net Cash from Sales or Refinancings to acquire real estate, or make any other investments.

    2.4 Short-Term Investment Funds. Prior to its use for acquisition of the Property or other Partnership purposes (including distributions to the Partners), the Working Capital Reserve, Available Cash from Operations and Net Cash from Sales or Refinancing may, in the discretion of the General Partner, be invested in any of the following:

          2.4.1       Interest-bearing accounts or short-term
    certificates of deposit or time deposits with, or banker's acceptances from, banks or savings and loan associations;

          2.4.2 Obligations of or guaranteed by the United States Government, or of any of its agencies (including, without limitation, such obligations coupled with a repurchase agreement from a commercial bank); and

          2.4.3 High-grade commercial paper rated A or better by Moody's Investors Service, Inc. Any income earned from such investments shall be added to Gross Operating Revenues.

    2.5 Conflicts. General Partner Income Growth Management, Inc. is in the business of acquiring, operating, managing, developing and/or disposing of real estate, and may hereafter, from time to time, act as a general partner, sponsor or manager for other real estate limited partnerships or similar real estate investment entities (hereinafter called "Other Purchasers") with investment objectives and criteria comparable to those of the Partnership. General Partner Income Growth Management, Inc. shall not be obligated to identify or present any real estate acquisition to the Partnership, or to refrain from presenting such acquisition to any other Person (or making, or entering into an agreement for, such acquisition itself).


                                        ARTICLE 3

                                     CAPITALIZATION

    3.1   Capital Contributions.

          3.1.1 General Partner. The General Partner shall not make any separate Capital Contribution to the Partnership.

          3.1.2 Limited Partner. The Limited Partner shall be Income Growth Partners Ltd., X, a California Limited Partnership.
In exchange for Units, the Limited Partner shall contribute the Property to the Partnership.

    3.2 Partner's Capital Account. On the books of the Partnership, there shall be maintained for the General Partner and the Limited
Partner a Capital Account, which shall be maintained in accordance with Section 10.6.

    3.3 Limited Partners' Liability. In no event shall the liability of the Limited Partner for Partnership losses exceed the aggregate amount of its Capital Contribution (including, in some instances, portions returned to it), plus its pro rata share of undistributed profits.


                                        ARTICLE 4

                              DISTRIBUTIONS AND ALLOCATIONS

    4.1   Cash Distributions.

          4.1.1 Distributable Cash from Operations. The General Partner shall have the right to make distributions to Partners from Distributable Cash from Operations in such amounts and at such times as the General Partner determines to be appropriate, consistent with sound business practices. Distributions made from Distributable Cash from Operations for a fiscal year, if any, shall be made in the following order of priority:

                 (1) First, 100% to the Limited Partner until it has received during such fiscal year an amount equal to a 10% per annum noncumulative return on its Adjusted Invested Capital. The distribution under this
                 Section 4.1.1(1) is referred to herein as the "Operating Cash Preference"; and

                 (2) Second, thereafter, 99% to the Limited Partner and 1% to the General Partner.

          4.1.2 Distributable Cash from Sale or Refinancing. Distributions of Distributable Cash from Sale or Refinancing of a Property (other than sales made in connection with the liquidation of the Partnership, the distribution of which is governed by Section 9.3.1) or from Working Capital Reserves will be made in the following order of priority:

                 (1) First, 100% to the Limited Partner, until it has received an amount equal to its Adjusted Invested
          Capital;

                 (2)       Second, 100% to nonsubordinated fees,
          compensation and debts payable to the General Partner;

                 (3) Third, thereafter, 100% to the Limited Partner until it has received an amount which, when added to any prior distributions to the Limited Partner from any source whatsoever (other than distributions under
          Section 4.1.2(1)-(2)), equals a 10% per annum cumulative, but not compounded, return on its Adjusted Invested
          Capital. The distribution under this Subsection 4.1.2(3) is referred to herein as the "Preferred Return"; and

                 (4) After the distributions described in Sections 4.1.2(1) - (3) have been made, remaining Distributable Cash from Sale or Refinancing shall be distributed 99% to the Limited Partner and 1% to the General Partner.

    4.2 Allocation of Net Income and Net Loss. For each fiscal year, Net Income and Net Loss of the Partnership shall be allocated as follows:

          4.2.1 Allocations of Net Income and Net Losses. For each fiscal year, Net Income and Net Loss of the Partnership shall be allocated as follows:

                 (1) Net Losses. After giving effect to the special allocations set forth in Section 4.2.1(3) hereof, Net
          Losses for any fiscal year shall be allocated as follows:

                      (a) First, 99% to the Limited Partner and 1% to the General Partner, except that Net Losses shall not be allocated pursuant to this Section 4.2.1(1)(a) to the extent such allocation would cause any Limited
                 Partner to have an Adjusted Capital Account Deficit at the end of such fiscal year; and

                      (b)       The balance, if any, to the General
                 Partner.

                 (2) Net Income. After giving effect to the special allocations set forth in Section 4.2.1(3), hereof, Net
          Income for any fiscal year shall be allocated as follows:

                      (a) First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 4.2.1(2)(a) for such fiscal year and all previous fiscal years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 4.2.1(1)(b) hereof for all previous fiscal years; and

                      (b) The balance, if any, 1% to the General Partner and 99% to the Limited Partner.

                 (3)       Special Allocations.

                      (a) Qualified Income Offset. Except as provided in Section 4.2.1(3)(c) but subject to
                 Section 4.2.1(3)(f), in the event the Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-
                 1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items
                 of Partnership income and gain shall be specially allocated to the Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficits created by such adjustments, allocations or distributions as quickly as possible.

                      (b) Gross Income Allocation. In the event any Partner has an Adjusted Capital Account Deficit at the end of any Partnership fiscal year, each such Partner shall be specially allocated items of Partnership gross income and gain, in the amount of such Adjusted Capital Account Deficit as quickly as possible.

                      (c) Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4 (other than Section 4.2.1(f)), if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the greater of (i) the portion of such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations
                 Section 1.704-1T(b)(4)(iv)(f), that is allocable to the disposition of Property subject to Nonrecourse
                 Debt, determined in accordance with Treasury
                 Regulations Section 1.704-1T(b)(4)(iv)(e), or (ii) if such Partner would otherwise have an Adjusted Capital Account Deficit at the end of such year, an amount sufficient to eliminate such Adjusted Capital Account Deficit. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-1T(b)(4)(iv)(e). This Section 4.2.1(3)(c) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith. To the extent permitted by the Treasury Regulations and for purposes of this
                 Section 4.2.1(3)(c) only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Section 4 with respect to such fiscal year and without regard to any net decrease in Partner Minimum Gain during such fiscal year.

                      (d) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated 1% to the General Partner and 99% to the Limited Partner.

                      (e) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Internal Revenue Code
                 Section 734(b) or Internal Revenue Code Section 743(b) is required, pursuant to Treasury Regulations
                 Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which its Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

                      (f)       Allocations to Qualified
                 Plans. Notwithstanding anything contained in this Agreement to the contrary:

                           (A) No distributive share of overall Partnership
                      loss allocable to a Partner that is not a Qualified Plan shall exceed such Partner's smallest distributive share of overall Partnership income for any fiscal year and any such loss that cannot be allocated because of this provision shall be allocated to Partners that are Qualified Plans; and

                           (B) No distributive share of overall Partnership
                      income allocable to a Partner that is a Qualified Plan shall exceed such Partner's smallest distributive share of overall Partnership loss for any taxable year, provided, however, that overall Partnership income shall be allocated among Partners that are Qualified Plans to the maximum extent permissible under Section 514(c)(9)(E)(ii) of the Internal Revenue Code so that on a cumulative basis, overall Partnership income allocable to Partners that are Qualified Plans pursuant to this Section 4.2.1(3)(f)(B) equals the amount of overall Partnership losses specially allocated to such Partners pursuant to
                      Section 4.2.1(3)(f)(A) above.

                      (g) Priority Allocations. After giving effect to all other special allocations in this
                 Section 4.2.1(3), all or a portion of the remaining items of Partnership income or gain for the year, if any, shall be specially allocated to the Partners in proportion to the cumulative distributions of both
                 (i) the 10% Preferred Return pursuant to
                 Section 4.1.2(3); and (ii) the Operating Cash
                 Preference pursuant to Section 4.1.1(1) from the commencement of the Partnership to a date 30 days after the end of such fiscal year until the aggregate amounts allocated to each such Partner pursuant to this Section 4.2.1(3)(g) for such fiscal year and all previous fiscal years is equal to the cumulative amount of such distributions to such Partner. In addition, in connection with a sale upon liquidation of the Partnership, as described in Section 9.3, there shall be allocated to each Limited Partner, an amount of Net Income equal to the amount to be distributed to such Partner under Section 9.3.1(c), (e) and (f), provided that such allocation shall not duplicate the allocation described in the preceding sentence.

                      (h) Gain. After giving effect to all of the special allocations in this Section 4.2.1(3), any remaining Partnership gain for any fiscal year resulting from any Sales or other dispositions of Partnership Property shall be allocated in the following order and priority:

                           (A) First, to the Limited Partner, in proportion
                      to the sum of its Units, until the sum of the cumulative gains allocated pursuant to this
                      Section 4.2.1(3)(h)(A) for the current and all previous fiscal years and the cumulative Net
                      Income allocated to the Limited Partner pursuant to Section 4.2.1(2) hereof for the current and all previous fiscal years is equal to the cumulative
                      Net Losses allocated pursuant to
                      Section 4.2.1(1)(a) to the Limited Partner for the current and all previous fiscal years;

                           (B) Second, 99% to the Limited Partner and 1% to
                      the General Partner in a total amount equal to the excess, if any, of (i) the cumulative distributions pursuant to Sections 4.1.1(3) and 4.1.1(5) hereof from the commencement of the Partnership to the date 30 days after the end of such fiscal year over (ii) the sum of the cumulative Net Income allocated pursuant to
                      Section 4.2.1(2)(b) hereof for the current and all previous fiscal years plus the cumulative gains allocated pursuant to this Section 4.2.1(3)(h)(B) for all previous fiscal years; and

                           (C) The balance, if any, 99% to the Limited
                      Partner in proportion to the sum of its Original Invested Capital, and 1% to the General Partner.

                      (i)       Net Income Arising From Sale Upon
                 Liquidation of Partnership. After giving effect to the special allocations set forth in Section 4.2.1(3) (other than those set forth in Section 4.2.1(3)(g) and 4.2.1(3)(h)) hereof, Net Income arising from a Sale upon liquidation of the Partnership shall be allocated as follows:

                           (A) First, 100% to the General Partner until the
                      aggregate Net Income allocated to the General
                      Partner pursuant to Section 4.2.1(2)(a) and this
                      Section 4.2.1(3)(i)(A) for such fiscal year and all previous fiscal years is equal to the aggregate Net Losses allocated to the General
                      Partner pursuant to Section 4.2.1(1)(b) hereof for all previous fiscal years;

                           (B) Second, the balance, if any, 1% to the
                      General Partner and 99% to the Limited Partner until the aggregate Net Income allocated to the Partners pursuant to Section 4.2.1(2)(b) and this
                      Section 4.2.1(3)(i)(B) for such fiscal year and all previous fiscal years is equal to the aggregate Net Losses allocated to the Partners pursuant to Section 4.2.1(1)(a) for all previous fiscal years;

                           (C) Third, Net Income arising from a Sale upon
                      liquidation of the Partnership shall be allocated pursuant to Section 4.2.1(3)(g);

                           (D) Fourth, Net Income arising from a Sale upon
                      liquidation of the Partnership shall be allocated pursuant to Section 4.2.1(3)(h); and

                           (E) Any remaining Net Income arising from a Sale
                      upon liquidation of the Partnership shall be allocated 1% to the General Partner and 99% to the Limited Partner.

                      (j) Partner Nonrecourse Deductions. All Partner Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss (as set forth in Treasury Regulations Section 1.704-1T(b)(4)(iv)(k)(1)) with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-1T(b)(4)(iv)(h).

                      (k)       Partner Minimum Gain
                 Chargeback. Notwithstanding any other provision of this Section 4 (other than Section 4.2.1(3)(c) and
                 Section 4.2.1(3)(f)), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-1T(b)(4)(iv)(h)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the greater of (i) the portion of such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-1T(b)(4)(iv)(h)(5), that is allocable to the disposition of Property subject to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-1T(b)(4)(iv)(h)(4), or (ii) if such Partner would otherwise have an Adjusted Capital Account Deficit at the end of such year, an amount sufficient to eliminate such Adjusted Capital Account Deficit. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with
                 Section 1.704-1T(b)(4)(iv)(h)(4) of the Treasury Regulations. This Section 4.2.1(3)(k) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith. Solely for purposes of this
                 Section 4.2.1(3)(k), each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Section 4 with respect to such fiscal year, other than allocations pursuant to
                 Section 4.2.1(3)(c).

                      (l) Curative Allocations. Notwithstanding any other provision of this Agreement, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred ("Curative Allocations"). For purposes of applying the foregoing sentence, (i) Curative Allocations shall only be made with respect to allocations pursuant to Section 4.2.1(3)(e) to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners, (ii) no Curative Allocations attributable to Nonrecourse Regulatory Allocations shall be made prior to the Partnership fiscal year during which there is a net decrease in Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum Gain, (iii) Curative Allocations shall be deferred with respect to allocations pursuant to
                 Section 4.2.1(3)(d) to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to
                 Section 4.2.1(3)(c), (iv) no Curative Allocation attributable to Partner Nonrecourse Regulatory Allocations shall be made with respect to allocations pursuant to Section 4.2.1(3)(j) relating to a particular Partner Nonrecourse Debt prior to the Partnership fiscal year during which there is a net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Minimum Gain, and (v) Curative Allocations shall be deferred with respect to allocations pursuant to Section 4.2.1(3)(j) relating to a particular Partner Nonrecourse Debt to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to
                 Section 4.2.1(3)(k). The General Partner shall have reasonable discretion to apply, and divide among the Partners, the Regulatory Allocations in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory
                 Allocations.

          4.2.2 Recapture Income. Each Partner's allocable share of Partnership Net Income which is characterized as ordinary income pursuant to Section 1245 or 1250 of the Internal Revenue Code shall be allocated to the Partners to whom the Net Income or Net Loss which included the prior corresponding depreciation deductions were allocated, such allocation to be made pro rata to the Partners in accordance with the manner in which such Net Income or Net Losses were allocated.

          4.2.3 Allocation of Partnership Items. Except as otherwise provided in this Agreement, whenever a proportionate part of Net Income or Net Loss is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Net Income and Net Loss shall be considered allocated, and every item of credit or tax preference related to such Net Income and Net Loss and applicable to the period during which such Net Income or Net Loss was realized shall be allocated to the Partner in the same proportion.

          4.2.4 Special Allocations to General Partner. To the extent compensation paid to the General Partner under this Partnership Agreement is determined not to be a guaranteed payment under Section 707(c) of the Internal Revenue Code, and is not paid to a General Partner other than in its capacity as a partner within the meaning of Section 707(a) of the Internal Revenue Code, the General Partner shall be specially allocated gross income of the Partnership at a time and in an amount equal to the amount of such compensation, and the General Partner's Capital Account shall be adjusted to reflect the payment of such compensation. Such allocations shall be shared equally between the General Partners.

          4.2.5 Allocation Among Limited Partners. Except as otherwise provided in this Agreement, all allocations to the Limited Partners shall be in the ratio of the number of Units which are held by each such Limited Partner on the date of such allocation (which allocation date shall be deemed to be the last day of each month) to the total number of Limited Partner Units issued and outstanding as of such date, and, except as otherwise provided in this Agreement, without regard to the number of days during such month that the Limited Partner Units were held by each Limited Partner. For purposes of this Section 4.2 only, an Assignee of Record shall be treated as a Limited Partner.

          4.2.6 Assignment. In the event of the assignment of a Unit as a result of which the Assignee becomes an Assignee of Record, the Net Income or Net Loss and Distributions during the period commencing with the last allocation date before the assignment shall be apportioned as between the Partner and his Assignee based upon the number of months of its respective ownership during the year in which the assignment occurs, without regard to the results of the Partnership's operations during the period before or after such assignment. An Assignee of a Unit who becomes an Assignee of Record during the first 15 days of the month will receive any Distributions and allocations relative to such month. An Assignee of a Unit who becomes an Assignee of Record on or after the 16th day of the month will be treated as acquiring his Unit on the first day of the following month.

          4.2.7 Quarterly Distributions. The Partnership intends to make quarterly distributions (within 30 days after the first days of January, April, July and October of each year) of substantially all Distributable Cash available as determined by the General Partner, subject to the following:
    (i) distributions may be restricted or suspended for limited periods when the General Partner determines in its absolute discretion that it is in the best interests of the Partnership;
    and (ii) all distributions are subject to the payment of Partnership expenses and to the maintenance of reasonable reserves for debt service, alterations, repairs, improvements, maintenance and replacement of furniture and fixtures.

          4.2.8 Power of General Partner to Vary Allocations of Net Income and Net Loss. It is the intent of the Partners that each Partner's distributive share of Net Income or Net Loss and tax credits be determined and allocated in accordance with
    Section 4.2 of this Agreement to the fullest extent permitted by
    Section 704(b) of the Internal Revenue Code. Therefore, if the Partnership is advised that the allocations provided in
    Section 4.2 of this Agreement are unlikely to be respected for federal income tax purposes, the General Partner is granted the power in Section 5.1.14 of this Agreement to amend the allocation provisions of this Agreement, on advice of accountants and legal counsel, to the minimum extent necessary to effect the plan of allocations and distributions provided in this Agreement and yet have such allocations respected for federal income tax purposes.

          4.2.9 Consent of Partners. The methods hereinabove set forth by which the distributions and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Partner as a condition of becoming a Partner.

    4.3 Working Capital Reserve. Until its dissolution and liquidation, the Partnership shall use its best efforts to maintain the Working Capital Reserve, Gross Operating Revenues and Cash from Sale or Refinancing.


                                        ARTICLE 5

                              MANAGEMENT AND ADMINISTRATION

    5.1 Powers and Authority of the General Partner. The General Partners shall have complete and exclusive control over the management of the Partnership's business and affairs, and the Limited Partner shall have no right to participate in the management or conduct of such business or affairs nor any power or authority to act for or on behalf of the Partnership in any respect whatsoever. Except as otherwise expressly provided in this Agreement, the General Partners shall equally have the right, power and authority, on behalf of the Partnership and in its name, to exercise all of the rights, powers and authority permitted to a general partner under the CRLPA, including, without limitation, the power and authority to do all of the following, at such times and on such terms and conditions as it deems, in its absolute discretion, to be in the best interests of the Partnership:

          5.1.1 To acquire, hold, sell, exchange, lease, rent or otherwise dispose of the Property, interests therein or appurtenances thereto, as well as personal or mixed property connected therewith, including the purchase, lease, development, improvement, maintenance, repair, exchange, trade or sale of the Property;

          5.1.2 To borrow money required for the business and affairs of the Partnership, to secure the repayment of such borrowing by executing mortgages or pledging or otherwise encumbering or subjecting to security interests all or any part of the assets of the Partnership, and to refund, refinance, increase, modify, consolidate or extend the maturity of any indebtedness created by such borrowing, or any such mortgage, pledge, encumbrance or other security device;

          5.1.3 To place record title to, or the right to use, Partnership assets in the name or names of a nominee or nominees for any purpose convenient or beneficial to the Partnership;

          5.1.4 To operate, manage and develop any Properties or other asset of the Partnership, to enter into agreements with others with respect to such management, operation and development, and to employ Persons, at the expense of the Partnership, in the operation and management of the Properties (including, but not limited to, supervisory managing agents, building or project managers, insurance brokers, real estate brokers and property appraisers);

          5.1.5 To purchase, at the expense of the Partnership, contracts of liability, casualty and other insurance for the protection of the assets or affairs of the Partnership or for any purpose convenient or beneficial to the Partnership;

          5.1.6 To invest Partnership funds in commercial paper, government securities, certificates of deposit, banker's acceptances, or similar investments having a maturity of not more than 360 days;

          5.1.7 To employ Persons, at the expense of the Partnership, to perform legal and independent auditing services in connection with the operation and management of the Partnership's business, and to provide services in connection with the preparation and filing of any tax return required of the Partnership;

          5.1.8 To incur, at the expense of the Partnership, bank charges with respect to bank accounts maintained, and expenses relating to the purchase of supplies, materials, equipment or similar items used in connection with the operation of, and escrow fees, recording fees, title insurance premiums and similar expenses in connection with the acquisition or disposition of, the Property;

          5.1.9 To cause the Partnership to participate in any transaction in any legal capacity other than that of partner or joint venturer;

          5.1.10 To enter into such agreements, contracts, documents and instruments with such parties, and to give such receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto, as the General Partner may deem advisable, appropriate and convenient;

          5.1.11 To admit, without the consent of the Limited Partner, any Limited Partner or Substitute Limited Partner;

          5.1.12 To perform any and all other acts which the General Partner is obligated to perform hereunder;

          5.1.13 In addition to any amendments otherwise authorized herein, to amend this Agreement without any action on the part of the Limited Partner by special or general power of attorney or otherwise to amend the provisions of Sections 4.1, 4.2 and
    9.3 of this Agreement, if the Partnership is advised at any time by the Partnership's accountants or legal counsel that the allocations and distributions provided in such sections are unlikely to be respected for federal income tax purposes, either because of promulgation of Treasury Regulations under
    Section 704 of the Internal Revenue Code or other developments in the law. The General Partner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the plan of allocations and distributions provided in this Agreement and yet have the allocations respected for federal income tax purposes.
    New allocations made by the General Partner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the General Partner to the Partnership and the Limited Partner, and no such new allocation shall give rise to any claim or cause of action by any Limited Partner;

          5.1.15 In the event that the State of California amends the CRLPA in any manner and, as a result of such amendment, tax counsel to the Partnership is unable to give the Partnership an opinion to the effect that the Partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation, then in the sole discretion of the General Partner, to reconstitute the Partnership under the laws of another state;

          5.1.16 To require in any Partnership contracts that the General Partner shall not have any personal liability thereon, but that the Person or entity contracting with the Partnership is to look solely to the Partnership and its assets for satisfaction;

          5.1.17 To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, and to take all such action in connection therewith as the General Partner shall deem necessary or appropriate. Any and all documents or instruments may be executed on behalf and in the name of the Partnership by the duly authorized signature of any agent of the General Partner;

          5.1.18 To represent the Partnership and Partners as "Tax Matters Partner" within the meaning of the Code in discussions with the Internal Revenue Service regarding the tax treatment of items of Partnership income, loss, deduction or credit, or any other matter reflected in the Partnership's information returns, and, if deemed appropriate and in the best interests of the Partners, to agree to final Partnership administrative adjustments or file a petition for a readjustment of the Partnership items in question with the United States Tax Court, the appropriate United States District Court or the United
    States Claims Court;

          5.1.19 To annually make available to trustees of Qualified Plans and IRAs Unit valuation information which the General
    Partner deems appropriate, but only to the extent such information is otherwise readily available from records actually maintained by the Partnership; and

          In the exercise of its powers and authority, the General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and other assets of the Partnership, whether or not the same are in the immediate possession or control of the General Partner. The General Partner shall not employ, or permit another to employ, any such funds or assets in any manner except for the purpose of benefiting the Partnership.

    5.2 Duties of the General Partner. In addition to any other obligations imposed upon it by this Agreement, the General Partner shall have the specific duties described below. The General Partner may allocate any or all such duties and obligations, by written agreement, and may also allocate by such agreement fees and other compensation to be paid the General Partner for or with respect to performance of such duties and obligations.

          5.2.1 Maintenance of Limited Partnership Status. The General Partner shall now and hereafter take all actions reasonably practicable to maintain the Partnership's valid existence and status as a limited partnership under the CRLPA and to permit the Partnership to conduct its business, including, without limitation, making all of the filings specified in Section 1.5 hereof.

          5.2.2 Acquisition of the Property. The General Partner shall have examined, investigated and approved the Property prior to its acquisition.

          5.2.3 Management of the Property. The General Partner shall at all times be responsible for providing to the Partnership, either through its own employees or other agents, who may be Affiliates of the General Partner, or by qualified real property managers engaged by it, property management services for the Property, including supervision of the operation of the Property, monitoring and projecting the economic results of the operation of the Property, monitoring all lease agreements, management agreements, maintenance agreements and other such contracts, and making periodic determinations of the appropriate amount of the Working Capital Reserve. To the extent that the General Partner engages third Persons, including Affiliates, to manage the Property, the General Partner shall oversee such management and shall pay the fees charged by such third Persons; provided, however, that nothing contained in this Agreement shall preclude the General Partner from hiring for each Property, at the Partnership's cost and expense, an on-site building manager or superintendent, or similar such Person providing building management services full-time with respect to such Property.

          5.2.4 Disposition of the Property. The Partnership may engage any of the General Partner and Affiliates, on a nonexclusive basis, to sell the Property for the Partnership.

          5.2.5 Insurance. The General Partner shall obtain and keep in force policies of fire and extended coverage, worker's compensation and public liability insurance covering the Partnership and the Property, with such carriers and in such amounts as the General Partner deems appropriate, but no less
    (and in deductible amounts no greater) than customarily maintained for properties similar to the Property. Any such policies of insurance may, at the election of the General
    Partner, name the General Partner as an additional insured thereunder, provided, however, that the Partnership shall obtain no such policy naming the General Partner as additional insured if any of the terms of such policy have the effect of indemnifying the General Partner against liabilities not permitted to be indemnified under any applicable law or regulation.

          5.2.6 Net Worth. The General Partner shall at all times use its best efforts to maintain a net worth sufficient to satisfy currently applicable Treasury Regulations and rulings, procedures and policies of the Internal Revenue Service (or controlling decisions by federal courts under the Internal
    Revenue Code, as amended), concerning treatment of the Partnership for federal income tax purposes as a partnership and not as an association taxable as a corporation.

          5.2.7 Avoidance of Investment Company Status. The General Partner shall use its best efforts to insure that the Partnership at no time becomes an investment company, as such term is defined in the Investment Company Act of 1940.

          5.2.8 Records. The General Partner shall keep at the Partnership's office in California the following Partnership documents:

                 (1) A current list of the full name and last known business or residence address of each Partner, together with the contribution and share in Net Income and Net
          Losses of each Partner;

                 (2)       A copy of the Certificate of Limited
          Partnership, and all Certificates of Amendment, and executed copies of any powers of attorney pursuant to which any certificate has been executed;

                 (3) Copies of the Partnership's federal, state and local income tax or information returns and reports if any, for the six most recent fiscal years;

                 (4) Copies of the original Agreement and all amendments to the Agreement;

                 (5) Financial statements of the Partnership for the six most recent fiscal years;

                 (6) The Partnership' s books and records for at least the current and past three fiscal years; and

                 (7) Originals or copies of all minutes, actions by written consent, consents to action and waivers of notice of Partner and Limited Partner votes, actions and consents.

          5.2.9 Delivery to Limited Partners and Inspection. The Limited Partner have the following rights regarding access to Partnership records:

                 (1) Upon the request of a Limited Partner, the General Partner shall promptly deliver to the requesting Limited Partner, at the expense of the Partnership, a copy of the information required to be maintained by Sections 5.2.8(1), (2) or (4).

                 (2) The Limited Partner has the right, upon reasonable request, to the following:

                      (A) Inspect and copy, at such Limited Partner's expense, during normal business hours any of the Partnership records required to be maintained by
                 Section 5.2.8; and

                      (B) Obtain, at the Limited Partner's expense, from the General Partner promptly after becoming available, a copy of the Partnership's federal, state and local income tax or information returns for each year.

          5.2.10 Reports. The General Partner shall cause to be prepared and distributed to each of the Partners the following reports:

                 (1) Within 60 days after the end of each calendar quarter, a quarterly report containing:

                      (A) A balance sheet for the Partnership as of the end of such period;

                      (B) A statement of Net Income (or Net Loss) of the Partnership for such period;

                      (C) A cash flow statement of the Partnership for such period; and

                      (D) Other pertinent information regarding the Partnership and its activities.

          All of such financial statements may be unaudited.

                 (2) Within 120 days after the end of each fiscal year of the Partnership, an annual report containing:

                      (A) A balance sheet of the Partnership as of the end of such fiscal year, and statements of Net Income (or Net Loss), Partners' equity, changes in financial position, and cash flow for the Partnership for such fiscal year;

                      (B)       A report of the activities of the
                 Partnership during such fiscal year, all of which financial statements shall be prepared in accordance with generally accepted accounting principles and all of which (except such cash flow statement) shall be accompanied by an audit report of an independent certified public accountant; and

                      (C) A description of all Distributions to the Limited Partner which shall separately identify Distributions from: (i) Distributable Cash from Operations during such fiscal year; (ii) Distributable Cash from Operations during a prior fiscal year which were held in the Working Capital Reserve;
                 (iii) Distributable Cash from Sale or Refinancing; and
                 (iv) the original Working Capital Reserve.

                 (3) Within 75 days after the end of each fiscal year of the Partnership, a copy of that portion of the Partnership's federal income tax return for such year as the Limited Partner may need for preparation of its federal income tax returns; and

                 (4) Within 60 days after the end of each semi-annual period in each fiscal year in which the General Partner receive fees for services from the Partnership (including Acquisition Fees), a report containing a detailed statement setting forth the services rendered, or to be rendered, by each General Partner and the amount of fees received therefor. Concurrently with the transmittal to the Partners of each report required by this
          Section 5.2.10, the General Partner shall also cause a copy of such report to be filed with the Commissioner of Corporations of the State of California and with such other state securities regulatory agencies (if any) as may require such filing.

          5.2.11 Interim Reports; Accountant's Report. If as of the end of the fiscal year there are more than 35 Limited Partners:

                 (1) Limited Partners owning at least 5% of the Units may make a written request to the General Partner for an income statement of the Partnership for the initial three-month, six-month or nine-month period of the current fiscal year ended more than 30 days before the date of the request, and a balance sheet of the Partnership as of the end of that period. The statement shall be delivered or mailed to the Limited Partners within 30 days after the request; and

                 (2) The financial statements referred to herein shall be accompanied by a report if any, from the independent accountant engaged by the Partnership. If there is no report, the financial statements shall be accompanied by the certificate of the General Partner stating that the financial statements were prepared without audit from the books and records of the Partnership.

          5.3    Restrictions on Authority of General Partner.

          5.3.1       Actions Requiring Consent of the Limited
    Partner.  Without the prior written consent of the Limited
    Partner, the General Partner shall not have the authority to:

                 (1)       Do any act in contravention of this Agreement;

                 (2) Do any act that would make it impossible to carry on the ordinary business of the Partnership (except as provided in Section 5.3.2(1) hereof);

                 (3)       Confess a judgment against the Partnership;

                 (4) Possess any Partnership assets, or assign its right in any such assets, for other than a Partnership purpose; or

                 (5) Knowingly perform any act that would subject the Limited Partner to liability as general partners in any jurisdiction.

          5.3.2 Actions Requiring Consent of a Majority-In-Interest of the Limited Partners. Without the consent of a Majority-In-Interest of the Limited Partners, the General Partner shall not have authority to:

                 (1) Sell, or otherwise dispose of, all or substantially all of the assets of the Partnership, except where such sale is part of (i) the disposition of the Property (whether real, personal or mixed) in the ordinary course of business or (ii) the orderly liquidation and winding up of the Partnership upon its termination and dissolution, in either of which case no consent of the Limited Partner will be required;

                 (2) Elect to dissolve the Partnership, except upon the removal, bankruptcy, death, insanity or dissolution of the General Partner;

                 (3) Amend this Agreement or the Certificate of Limited Partnership except as provided in Section 12.2 hereof; or

                 (4)       Retire as a General Partner.

          5.3.3 Unconditional Restrictions on General Partner's Authority. The General Partner shall have no authority to:

                 (1) Grant to itself or any Affiliate an exclusive right or engagement to sell any Property;

                 (2) Enter into any agreement or arrangement on behalf of the Partnership with itself or any Affiliate for the provision of services or supply of goods, except as set forth in Article 6 hereof, unless such agreement (i) does not contravene applicable Legal Restrictions and
          (ii) permits termination thereof by the Partnership without penalty on no more than 60 days prior notice;

                 (3) Sell or lease any Property or other Partnership asset to itself or to any Affiliate;

                 (4) Lend any Partnership funds or other assets to the General Partner or any Affiliate;

                 (5) Commingle funds of the Partnership with the funds of any other Person;

                 (6) Receive or permit any Affiliate to receive from the Partnership any rebate or give up, or participate or permit any Affiliate to participate in any reciprocal business arrangements that would circumvent the foregoing restriction or any other restrictions herein against dealings between the Partnership and the General Partner and its Affiliates;

                 (7) Directly or indirectly pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor in Units for investment advice as an inducement to such Person to recommend the purchase of Units to such potential investor, provided, however, that the foregoing shall not preclude normal sales commissions payable to registered broker/dealers or other properly licensed Persons for selling Units;

                 (8)       Make any assessment on the Limited Partner;

                 (9) Admit any Limited Partner or General Partner to the Partnership except in accordance with the provisions of this Agreement;

                 (10) Make any distributions to the Partners of the cash or other assets of the Partnership, except as expressly provided in this Agreement;

                 (11) Invest in limited partnership interests of another program;

                 (12) Except as provided in Section 6.3 hereof, enter into any agreement or arrangement by which the Limited
          Partner or the Partnership waive or otherwise limit any of the fiduciary obligations of the General Partner; or

                 (13) Acquire any future Property on behalf of the Partnership in exchange for Units.

                 (14) The General Partner shall only incur or cause the Partnership to incur indebtedness in an amount necessary to acquire, operate and maintain the Property.
          For so long as any mortgage lien exists on the Property, the General Partner shall not cause the Partnership to incur, assume, or guaranty any other indebtedness.

                 (15)      For so long as the Partnership remains
          mortgagor of the Property, the General Partner shall not cause the Partnership to dissolve.

                 (16) The General Partner shall not and shall not cause the Partnership to consolidate or merge with or into any other entity or convey or transfer the Property and assets substantially as an entirety to any entity unless

                      (i) the entity (if other than the General Partner or the Partnership) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the Property and assets of the General Partner or the Partnership substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this subsection 5.3.3(16) Article 14 and
                      (c) shall expressly assume the due and punctual performance of the Partnership's obligations; and

                      (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this Partnership and be continuing.

                 (17) For so long as a mortgage lien exists on the Property, the General Partner shall not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of the Board of Directors.

                 (18) For so long as a mortgage lien exists on the Property, no material amendment to the General Partner's certificate of incorporation or to the bylaws of the General Partner may be made without first obtaining approval of the mortgagees holding any first mortgage on the Property.

    5.4 Method of Action by General Partner. The Partnership may act by any of the General Partners, and each General Partner is authorized to perform any act within the General Partners' power and authority under this Agreement, provided such act has been duly authorized by all General Partners. Except as provided in
Section 8.1 hereof, neither the Partnership nor any of the General Partners shall take any action that has not been approved by all of the General Partners. Any Individual General Partner or any officer of a Corporate General Partner may execute, sign and deliver documents and instruments on behalf of the Partnership, and all such documents and instruments shall constitute duly executed and delivered documents and/or instruments of the Partnership.

    5.5 Time and Efforts of the General Partner. The General Partner shall devote such of its time and efforts to the Partnership's business as, in its sole discretion, it deems to be necessary for the proper management and supervision of the Partnership's business and assets. The Limited Partner hereby acknowledges that the General Partner, Income Growth Management, Inc. has other businesses and will engage in activities other than those relating to the Partnership, including, without limitation, the acquisition, development, management, operation, maintenance, refinancing and sale, both for itself and for others, of real properties, some of which may be comparable to or competitive with the Property. Nothing in this Agreement or in the relationship of the General Partner to the Partnership and the Limited Partner shall preclude General Partner, Income Growth Management, Inc. from engaging in such other businesses and activities (including, without limitation, businesses and activities that may in some instances be competitive with the Partnership), or create in the Partnership or in any Partner any right to the income or proceeds derived from such other businesses or activities, or create any other obligations or liabilities on the part of such General Partner to the Partnership or to any Partner by reason thereof.
The Limited Partner acknowledges that all of General Partner IGPX Mission Park, Inc.'s time and activity shall be devoted solely to the management of the Partnership's business and activities.

    5.6 Power of Attorney. The Limited Partner hereby irrevocably makes, constitutes and appoints the General Partner with full power of substitution, its true and lawful attorney-in-fact, in its name alone, place and stead to make, execute, sign, acknowledge, record, file and publish, on behalf of it and of the Partnership, the following:

          5.6.1 The Certificate of Limited Partnership, fictitious business name statements and any and all other certificates or instruments that are required to be filed pursuant to
    Section 1.5 hereof;

          5.6.2 Upon the termination of the Partnership, a certificate of cancellation of the Partnership and such other instruments and documents required to effect such termination or by Section 12.2 hereof;

          5.6.3 Any contract for purchase or sale of real estate, and any deed, deed of trust, mortgages or other instrument of conveyance or encumbrance, with respect to the Property; and

          5.6.4 Any and all such other instruments as the General Partner may deem necessary or desirable to effect the purposes of this Agreement and carry out fully its provisions, in accordance with its terms.

          The power of attorney hereby granted is acknowledged to be coupled with the interest of the General Partner in the Partnership and its assets, and is therefore irrevocable and shall survive the death, incapacity, termination or dissolution of any Limited
Partner granting the power, or the assignment by any Limited
Partner of all or any of his Units. Such power of attorney may be exercised by the General Partner by and through one or more of the officers of such General Partner, or by listing the names of all of the Limited Partners executing any instrument subscribed with a single signature for such General Partner as attorney-in-fact for them, or by such other method as may be required or requested in connection with the recording or filing of any instrument or other document so executed. Each instrument and other document executed under the power of attorney granted hereby shall be in such form as the General Partner and counsel for the Partnership deem appropriate.

    5.7 Section 754 Election. The General Partner shall have the authority, but not the obligation, to make or revoke, on behalf of the Partnership, the election provided for in Section 754 of the Internal Revenue Code and such other elections, as the General Partner, in its sole discretion, determines to be in the best interests of the Limited Partner.

    5.8 Fiscal Year. The Partnership's fiscal year shall be the calendar year, and the Partnership's tax year shall be the same as its fiscal year.

    5.9 Banking. All funds of the Partnership shall be deposited in a separate and distinct bank account or accounts, as determined by the General Partner, and all withdrawals from such accounts shall be made upon checks signed by the General Partner (or by such other Person or Persons as the General Partner may authorize) or by such other method(s) of withdrawal as the General Partner may authorize.


                                        ARTICLE 6

                      COMPENSATION OF GENERAL PARTNER AND EXPENSES

    6.1 General Partner's Compensation. In addition to the distributions to the General Partner provided for in Section 4.1 hereof for services rendered by the General Partner to the Partnership, the General Partner shall be compensated as follows:
          6.1.1 Acquisition Fees. For services rendered in connection with an acquisition of real property by the Partnership, the General Partner, or an Affiliate of the General Partner, shall be entitled to receive from the Partnership, at the time the Partnership acquires a Property, an Acquisition Fee in an amount equal to 3% of the Purchase Price of the Property being acquired by the Partnership, subject to the lesser of the following limitations:

                 (1) Any such Acquisition Fee shall not exceed the normal and competitive rate for similar services in the locality where the services are provided.

                 (2) The total of such Acquisition Fee paid pursuant to this Section 6.1.1 plus any other Acquisition Fee known to the General Partner to be paid to any person by any person in connection with the acquisition or development of the Property by the Partnership shall not exceed an amount equal to the normal and competitive rates for similar services in the locality where the services are provided.
          The Acquisition Fee paid to the General Partner shall be reduced to the extent that Acquisition Fees to be paid to any Person by any Person in connection with the acquisition or development of the Property by the Partnership exceeds the maximum set forth in this Section 6.1.1.

                 (3) The sum of the Purchase Price of any Property acquired by the Partnership and the Acquisition Fee shall not exceed the fair market value of the Property as substantiated by an independent, qualified appraisal.

          6.1.2 Management Fee. In the event that the General Partner (or its Affiliates) renders services to the Partnership in connection with the management and operation of the Properties, the General Partner (or its Affiliates) shall be entitled to receive a monthly Management Fee equal to 5% of the Gross Property Revenues earned during the calendar month for which such fee is paid. Each such fee shall be paid on or before the thirtieth (30th) day after the end of the calendar month for which it is payable. Notwithstanding the above, such Management Fee paid to the General Partner or its Affiliates shall be competitive in price and terms with that which would be charged by a nonaffiliated Person for comparable services which could reasonably be made available. In addition, in the event any Management Fee is paid by the Partnership to a nonaffiliated Person for similar management services, the total of all such fees payable to all Persons shall not exceed a single standard property management fee, as provided herein.

          6.1.3 Subordinated Real Estate Commissions on Sale of Partnership Real Estate. The General Partner shall be entitled to receive a fee in connection with any sale of the Property effected in whole or in part through the efforts of the General Partner, or any Affiliate, including, without limitation, sales in which the General Partner is instrumental in (i) identifying or interesting the buyer in the Property, (ii) negotiating the terms of such sale, (iii) investigating the then available market for sale of the Property and determining what offer the Partnership should make or accept in connection with a prospective sale thereof, (iv) investigating the financial condition, experience and reputation of the buyer, where any portion of the Purchase Price for such sale is to be deferred, or (v) performing any services that are customarily performed in connection with sales of real estate by real estate brokers acting for the seller. Nothing contained in this Section 6.1.3 shall be deemed to give any General Partner or any Affiliate of the General Partner an exclusive right to list or sell any Property. The fee (if any) paid to the General Partner under this Section 6.1.3 shall be the same as the customary fee the Partnership would pay to an independent real estate broker for the sale of the Property in question, subject to and limited by the following conditions:

                 (1) With respect to any sale of a Property by the Partnership on which the General Partner will collect a fee under this Section 6.1.3, the aggregate amount of such fee and all real estate brokerage commissions or similar fees paid to other Persons shall not exceed 6% of the contract price for the Property and the amount payable to the General Partner shall not exceed 3% of the contract price;
          and

                 (2) Payment of any such fees to the General Partner (other than payments in the form of promissory notes that are subordinated to the return of Capital Contributions to the Limited Partner) shall be deferred until the Limited
          Partner has received, in distributions under either
          Section 4.1.2 or 9.3.1 hereof, an aggregate amount equal to its Adjusted Invested Capital plus a 10% per annum cumulative, but not compounded, return on its Adjusted
          Invested Capital. After such condition has been satisfied, however, such fees shall be paid to the General Partner out of Distributable Cash from Sale or Refinancing.

    6.2   Operating Expenses.

          6.2.1 Payment Generally. Subject to limitations expressly set forth in Section 6.2.2 hereof and elsewhere in this Agreement, the Partnership shall pay all of the costs and expenses incurred in acquiring, operating, maintaining, refinancing and disposing of the Properties, conducting the other affairs of the Partnership and dissolving, liquidating, winding up and terminating the Partnership. All such Partnership costs and expenses shall be billed directly to, and paid in the first instance by, the Partnership, except for costs reimbursable to the General Partner under Section 6.2.2 hereof.

          6.2.2 Reimbursements to General Partner. Except as provided in this Section 6.2.2, the Partnership shall not reimburse the General Partner or any Affiliate for its general or administrative overhead or any of the expenses of any of the officers and directors of the General Partner and Affiliates not directly attributable to the rendering of services or providing facilities to the Partnership, and no payment shall be made for services for which the General Partner (or any Affiliate) are entitled to compensation by way of any Management Fees or subordinated real estate commissions on sales of the Properties or the General Partner's interest in the Partnership. Notwithstanding the foregoing general prohibition on reimbursement to the General Partner and Affiliates, however, the Partnership shall reimburse a General Partner or an Affiliate, as set forth below, for all accounting, documentation, professional (including, but not limited to, regulatory reporting and legal services), recording and Partner communications expenses incurred for the Partnership. Such expenses shall be reimbursed in amounts equal to the lower of
    (i) such General Partner's or Affiliate's actual costs for the services or facilities provided, or (ii) 90% of the rates customarily charged for similar services or facilities in the same or comparable geographic location by Persons dealing at arm's-length and having no affiliation with the Partnership. "Actual cost" as used herein means the pro rata cost of personnel or facilities including an allocation for the direct cost associated therewith (as if such personnel were part-time employees of the Partnership or such facilities were time-shared among the Partnership and others), all based on the amount of time such personnel spent or such facilities were used on business or affairs of the Partnership. The General Partner has an adequate staff to render the required administrative services. For purposes of reimbursement to a General Partner or Affiliate, accounting, documentation, professional and recording expenses of the Partnership shall not include the cost of time devoted to the Partnership's business affairs by any executive personnel of a General Partner or Affiliate who will be involved in making investment and other management decisions for the Partnership (or by any of its successors in such role), but may include time spent by officers and other employees of the General Partner and Affiliates who do not have such executive responsibility. The provision of any services to the Partnership shall be embodied in a written contract describing services to be rendered and compensation to be paid therefor and providing that the contract will be terminable without penalty upon 60 days notice.

    6.3   Indemnification of General Partner.

          6.3.1 Indemnification Generally. The Partnership its receiver or trustee shall hold harmless, indemnify and defend the General Partner and its shareholders, directors, officers and other employees from and against any claim, liability or expense (including, without limitation, reasonable attorneys' fees) suffered by them by virtue of any act performed or omitted to be performed by them in connection with the Partnership's activities, provided, that if such claim, liability or expense arises out of any action or inaction by the General Partner, or other related Person, the General Partner must have determined, in good faith, that such course of conduct was in the best interests of the Partnership, and such course of conduct must not have constituted negligence or misconduct by the General Partner. All judgments against a General Partner, concerning which such General Partner is entitled to indemnification, shall be satisfied from Partnership assets before such General Partner shall be held responsible.

          6.3.2       Restrictions on Indemnification.  Notwithstanding
    Section 6.3.1 hereof, the Partnership shall not indemnify any General Partner or shareholder, director, officer or other employee thereof, for liability imposed or expenses incurred in connection with any claim arising out of a violation of the Securities Act of 1933, or any other federal or state securities law, with respect to the offer and sale of the Units. Indemnification will be allowed for settlements and related expenses in lawsuits alleging securities law violations, and for expenses incurred in successfully defending such law suits, provided that a court either:

                 (1)       approves the settlement and finds that
          indemnification of the settlement and related costs should be made; or

                 (2) approves indemnification of litigation costs, if a successful defense is made.

    If the General Partner seek indemnification, it will apprise the court of the position of the Securities and Exchange Commission and applicable state securities laws commissions (including the California Commissioner of Corporations) with respect to indemnification for securities law violations, before seeking court approval for indemnification.

          6.3.3 Indemnification Limited to Partnership Assets. Any indemnification hereunder shall be made only to the extent of the Partnership's assets, and no Limited Partner shall be personally liable on such indemnification. Any indemnification shall be fully subordinated to any obligations respecting the Property and shall not constitute a claim against the Partnership in the event that cash flow is insufficient to pay such obligations.

    6.4   Exoneration of General Partner for Acts in Good
Faith. Notwithstanding any other provision hereof, and to the maximum extent permissible under applicable law, the Partnership and of the Limited Partner hereby waives and releases the General Partner, its shareholders, directors, officers, employees, and other agents from any and all claims and liabilities by reason of adverse results to the Partnership or any Limited Partner of any act or failure to act on the part of the General Partner, in the performance of any duty of the General Partner hereunder, so long as the General Partner was proceeding in good faith to promote the best interests of the Partnership and did not act in a manner which would constitute negligence or misconduct.


                                        ARTICLE 7

                                LIMITED PARTNER INTEREST

    7.1 Limited Liability. Except as otherwise provided by applicable state law, a Limited Partner shall not be liable for any of the debts, liabilities, contracts or other obligations of the Partnership, except to the extent of the Capital Contribution made by him in return for the Units. Once such Capital Contribution is fully paid to the Partnership, in cash, a Limited Partner shall not be obligated to make any further contribution to, or be subject to any assessment by, the Partnership.

    7.2 Withdrawal and Return of Limited Partner's Capital Contribution. Except upon the dissolution and liquidation of the Partnership, no Limited Partner shall be entitled to withdraw any of his Capital Contribution, and no Limited Partner shall have the right to receive a return of his Capital Contribution at any time in property other than cash.

    7.3 Role of Limited Partners. The Limited Partners shall take no part in, nor in any manner interfere with, the management, control, conduct or operation of the Partnership, its business or assets, and shall have no right or authority to act for or bind the Partnership in any particular; provided, however, that the Limited Partners shall have the right, by vote of a Majority-In-Interest thereof, to:

          7.3.1       Remove a General Partner, as provided in
    Section 8.1 hereof;

          7.3.2 Elect or approve a successor to any removed or withdrawn General Partner, as provided in Section 8.3 hereof;

          7.3.3       Dissolve the Partnership;

          7.3.4 Approve any amendment of this Agreement, except as otherwise provided in Section 12.2 hereof; and

          7.3.5 Approve any proposed sale of all or substantially all of the assets of the Partnership, except as permitted without consent of the Limited Partners under Subsection 5.3.2(1) hereof.

Any vote of the Limited Partners taken pursuant to this Section 7.3 may be taken either at a meeting of the Limited Partners of Record, to be called in accordance with Section 7.5 hereof or, without a meeting in accordance with Section 7.10.

    7.4 Unanimous Votes; Consent of General Partner. Each Limited Partner shall be entitled to one vote for each Unit he owns and to the equivalent fraction of one vote for each fraction of a Unit he owns. Any amendment that would affect the compensation to be paid to the General Partner under this Agreement or the General
Partner's interest in the Partnership, the election of an additional General Partner when the General Partner will continue as such, extension of the term of the Partnership and any amendment that would affect the rights, powers or authorities of the General Partner as provided for in this Agreement, shall also require the consent of the General Partner to pass and become effective. Election of a General Partner or election to continue to be a General Partner (other than by removal) where there is no remaining General Partner, and any amendment that would reduce the economic interest of the Limited Partners in the Partnership or increase its obligations or liabilities thereto shall require the consent of each of the Limited Partners to pass and become effective.

    7.5 Meetings of the Limited Partners. The General Partner may at any time call for a meeting of the Partners, or for a vote without a meeting, on matters on which the Limited Partners are entitled to vote, and shall call for such a meeting (but not a vote without a meeting) following receipt of a written request therefor of Limited Partners holding 10% or more of the Units entitled to vote as of the record date. Within 20 days (or as soon as practicable if the date for the meeting specified in the request, if any, is earlier) after receipt of such request, the General Partner shall notify all Limited Partners of record as of the record date of the Partnership meeting.

    7.6 Notice. Written notice of each meeting shall be given to each Limited Partner entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such Limited Partner at his address appearing on the books of the Partnership or given by him to the Partnership for the purpose of notice or, if no such address appears or is given, at the principal executive office of the Partnership, or by publication of notice at least once in a newspaper of general circulation in the county in which such office is located. All such notices shall be sent to each Limited Partner entitled thereto not less than 10 nor more than 60 days before such meeting. The notice shall specify the place, date and hour of the meeting and the general nature of business to be transacted, and no other business shall be transacted at the meeting. In addition, the notice shall state such other matters, if any, as may be expressly required by law.

    7.7 Adjourned Meeting and Notice Thereof. When a Limited Partners' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Limited Partner of record entitled to vote at the meeting.

    7.8 Quorum. Except as to matters as to which this Agreement requires a greater vote, the presence in Person or by proxy of the Persons entitled to vote a Majority-In-Interest of the Units shall constitute a quorum for the transaction of business. The Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a Majority-In-Interest or such greater vote as may be required by this Agreement or by law. In the absence of a quorum, any meeting of Partners may be adjourned from time to time by the vote of a majority of the Units represented either in Person or by proxy, but no other business may be transacted, except as provided above.

    7.9 Consent of Absentees. The transactions of any meeting of Partners, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in Person or by proxy, and if, either before or after the meeting, each of the Persons entitled to vote, not present in Person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting.

    7.10 Action Without Meeting. Except as may otherwise be provided in this Agreement, any action that may be taken at any meeting of the Partners may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Partners having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Partners entitled to vote thereon were present and voted. In the event the Limited Partners are requested to consent on a matter without a meeting, each Partner shall be given at least 10, but not more than 60, days notice before the consummation of the action to be authorized by such approval. In the event any General Partner or Limited Partners representing more than 10% of the Units request a meeting for the purpose of discussing or voting on the matter, the notice of a meeting shall be given in the same manner as required by Section 7.6 and no action shall be taken until the meeting is held. Unless delayed in accordance with the provisions of the preceding sentence, any action taken without a meeting will be effective 15 days after the required minimum number of Partners has signed the consent; however, the action will be effective immediately if the General Partner and Limited Partners representing at least 90% of the Units have signed the consent.

    7.11 Record Dates. For purposes of determining the Partners entitled to notice of any meeting or to vote or entitled to receive any distributions or to exercise any rights in respect of any other lawful matter, the General Partner or Limited Partners representing more than 10% of the Units may fix in advance a record date, which shall be not more than 60 nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. If no record date is fixed:

          7.11.1 The record date for determining Partners entitled to notice of or to vote at a meeting of Partners shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

          7.11.2 The record date for determining Partners entitled to give consent to Partnership action in writing without a meeting shall be the day on which the first written consent is given;

          7.11.3 The record date for determining Partners for any other purpose shall be at the close of business on the day on which the General Partner adopts it, or the sixtieth day prior to the date of the other action, whichever is later; and

          7.11.4 A determination of Partners of record entitled to notice of or to vote at a meeting of Partners shall apply to any adjournment of the meeting unless the General Partner, or the Limited Partners who called the meeting, fix a new record date for the adjourned meeting, but the General Partner, or such Limited Partners, shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

    7.12 Proxies. Except as may otherwise be provided in this Agreement, every Person entitled to vote or execute consents shall have the right to do so either in Person or by one or more agents authorized by a written proxy executed by such Person or his duly authorized agent and filed with the General Partner. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked as specified in
Section 705(b) of the California General Corporations Law or unless it states that it is irrevocable. A proxy which states that it is irrevocable is irrevocable for the period specified therein when it is held by a Person specified in Section 705(e) of the California General Corporations Law.

    7.13 Chairman of Meeting. The General Partner may select any Person to preside as Chairman of any meeting of Partners, and if such Person shall be absent from the meeting, or fail or be unable to preside, the General Partner may name any other Person in substitution therefor as Chairman. In the absence of an express selection by the General Partner of a Chairman or substitute therefor, the General Partner's Chairman of the Board, President, Vice President or Vice Presidents in order of its rank, Secretary, or Chief Financial Officer, shall preside as Chairman, in that order. The Chairman of the meeting shall designate a secretary for such meeting, who shall take and keep or cause to be taken and kept minutes of the proceedings thereof.

          The conduct of all Partners' meetings shall at all times be within the discretion of the Chairman of the meeting and shall be conducted under such rules as he may prescribe. The Chairman shall have the right and power to adjourn any meeting at any time, without a vote of the Units present in Person or represented by proxy, if the Chairman shall determine such action to be in the best interests of the Partnership and its Partners.

    7.14 Inspectors of Election. In advance of any meeting of Partners, the General Partner may appoint any Persons, other than nominees for General Partner or other office, as inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any such Persons fail to appear or refuse to act, the Chairman of any such meeting may, and on the request of any Partner or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more Partners or proxies, the majority of Units present in Person or by proxy shall determine whether one or three inspectors are to be appointed. The inspectors of election shall
(i) determine the number of Units outstanding and the voting power of each, the Units represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies,
(ii) receive votes, ballots or consents, (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote, (iv) count and tabulate all votes or consents,
(v) determine when the polls shall close, (vi) determine the result and (vii) do such acts as may be proper to conduct the election or vote with fairness to all Partners. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

    7.15 Record Date and Closing Partnership Books. When a record date is fixed, only Partners of Record on that date are entitled to notice of and to vote at the meeting or to receive a distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any Units on the books of the Partnership after the record date.

    7.16 No Termination by Reason of Change in Limited Partners. The Partnership shall not be dissolved or terminated, or subject to dissolution or termination, by reason of the death, dissolution, termination, legal incapacity, bankruptcy or insolvency of any Limited Partner or Limited Partners, or the transfer or assignment of any Unit (whether or not in accordance with the provisions of this Agreement), or by any other change in the circumstances or identity of the holders of Units (unless such holder is also a General Partner).

    7.17         Transfer of Units.

          7.17.1      Restrictions on Transfer and Assignment of
    Units. No transfer, assignment or conveyance of any Unit shall be effective unless and until the following conditions are satisfied:

                 (1) No Limited Partner shall have the right to transfer any Unit to any minor or to any Person who, for any reason, lacks the capacity to contract for himself under applicable law. Such limitations shall not, however, restrict the right of any Limited Partner to transfer any one or more Units to a custodian or a trustee for a minor or other Person who lacks such contractual capacity.

                 (2) The General Partner, with advice of counsel, must determine that such transfer will not result in the Partnership being treated, for federal income tax purposes, as having been terminated pursuant to Section 708 of the Internal Revenue Code, and will not violate the requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

                 (3) The instrument of transfer and all other necessary documentation is in form and substance satisfactory to the General Partner, and the transferee has paid all costs and expenses of the Partnership in an amount not to exceed $200.00, incurred in connection with such transfer.

                 (4) The General Partner, with advice of counsel, determines that such transfer will not (i) cause the Units to be deemed "readily tradable on a secondary market (or the substantial equivalent thereof)" under the provisions of the Internal Revenue Code relating to publicly traded partnerships or (ii) cause the Partnership to be treated as a publicly traded partnership.

                 Any attempted transfer, assignment or conveyance or offer to transfer, assign or convey a Unit that does not comply with this Section 7.17.1 shall be null and void ab initio and shall not be recognized by the Partnership. In addition, a transferee shall have no rights to any information regarding an accounting of the Partnership's transactions, to inspect the Partnership's books or to vote in any matter presented to the Limited Partners; nor may such rights be exercised by the transferor in respect of the Units so transferred.

                 An assignment of Units satisfying the conditions specified in this Section 7.17.1 shall entitle the transferee or assignee to receive all distributions of cash and other property from the Partnership, and all allocations of Net Income and Net Losses made with respect to the assigned Units after the Recognition Date for such assignment; but shall not entitle such assignee to any other of the rights and privileges of a Limited Partner hereunder unless such assignee becomes a Substitute Limited Partner in accordance with Section 7.17.5 hereof. In the event that the Partnership or its counsel determines that an assignment does not satisfy the conditions specified in this
    Section 7.17.1, the General Partner shall promptly notify the assignor of such determination and such assignment shall be void ab initio and shall not be recognized for any purpose; provided, however, nothing contained in this Section 7.17.1 shall obligate the General Partner or counsel to the Partnership to make any independent examination or investigation to determine whether such conditions have been satisfied.

          7.17.2 Transfers of Units by Operation of Law. Upon any transfer of Units by operation of law (including, without limitation, transfers at death, whether testamentary or otherwise), either the transferee or transferor (or the transferor's personal representative) shall promptly give the Partnership written notice of such transfer, stating by what means it occurred. The Partnership shall recognize any such transfer of which it receives such notice, provided such transfer does not violate any applicable federal or state securities law or regulation, and any restriction imposed thereby with respect to the financial suitability of, or minimum purchase (in terms of number of Units) by, any transferee for consideration. If a transfer violates any applicable federal or state securities laws, it shall be void ab initio. A transferee of Units satisfying the conditions specified in this
    Section 7.17.2 shall be entitled to receive all distributions of cash and other property from the Partnership and all allocations of Net Income and Net Losses made with respect to the transferred Units after the Recognition Date for such transfer, but shall not be entitled to any other of the rights and privileges of a Limited Partner hereunder unless such transferee becomes a Substitute Limited Partner in accordance with
    Section 7.17.5 hereof.

          7.17.3      Repurchase of Units by Partnership.  The
    Partnership may only repurchase Units from any Limited Partner under all of the following conditions:

                 (1) A Limited Partner must request repurchase of his Unit(s) by delivery of a written request to the General Partner;

                 (2) The repurchase price shall be equal to 90% of the Limited Partner's Adjusted Invested Capital. In the event that such price is greater than the fair market value of the Units on the date of repurchase or less than 99% of the fair market value of the Units on the date of repurchase, then the repurchase price shall be equal to such higher or lower limit, as applicable;

                 (3) Whether the General Partner accepts a request for repurchase will be at its sole and absolute discretion, and a condition to exercise of such discretion in favor of repurchase will be the General Partner's determination that such repurchase will not impair the capital or operation of the Partnership;

                 (4) Any requests for repurchase will be accepted and satisfied on a first-received, first-purchased basis;

                 (5) Units repurchased may, in the sole and absolute discretion of the General Partner, be resold, subject to applicable securities laws, or, if not resold, cancelled;

                 (6) The Partnership will not purchase, in any year, Units with an aggregate purchase price in excess of $200,000.

          7.17.4 Recognition Date for Assignments and Other Transfers. The Recognition Date for any assignment or other transfer of Units satisfying the conditions set forth in
    Section 7.17.1 or 7.17.2 hereof shall be the first day of the calendar month in which the Partnership receives written notice of such assignment or other transfer if notice is received before the sixteenth day of the month or the first day of the following month if notice of such assignment or transfer is received on or after the sixteenth day of the month. Notwithstanding the foregoing sentence, however, if recognition by the Partnership of any assignment or other transfer of Units would result in 50% or more of all outstanding Units having been assigned or otherwise transferred within a 12-month period, the Partnership shall have the right to defer the Recognition Date for such assignment or transfer, whenever the General Partner in its sole discretion determines that recognition thereof could result in a determination for federal income tax purposes that the Partnership had terminated, until the last day of the next ensuing calendar month during which such recognition would not risk such a tax "termination."

          7.17.5 Admission of Substitute Limited Partners. An assignee or transferee of Units recognized under Section 7.17.1 or 7.17.2 hereof may become a Substitute Limited Partner in place of his assignor or transferor, to the extent of the Units assigned, only if:

                 (1) With respect to such an assignment, the written and executed instrument of assignment delivered to the Partnership with respect to such assignment sets forth the intention of the assignor that the assignee become a Substitute Limited Partner in his place, to the extent of the Units assigned;

                 (2) The assignee or transferee of such Units executes, acknowledges and delivers to the Partnership a written agreement to become a party to and be bound by the provisions of this Agreement, in a form satisfactory to the General Partner, as well as such other instruments as the General Partner may deem necessary or desirable with respect to the admission of such assignee or transferee as a Substitute Limited Partner;

                 (3) Such assignee or transferee tenders to the Partnership a uniform transfer fee, in an amount determined by the General Partner sufficient to cover all reasonable expenses incurred by the Partnership in connection with admission of a Substitute Limited Partner; and

                 (4) The General Partner gives its written consent, which may be given or withheld in its sole and absolute discretion, to the admission of such assignee or transferee as a Substitute Limited Partner. The General Partner's refusal to consent to any admission as a Substitute Limited Partner shall be deemed reasonable if, inter alia, it is based upon a reasonable belief that such admission would
          (a) cause a termination of the Partnership under
          Section 708(b) of the Internal Revenue Code; (b) violate the conditions of any applicable state or federal securities law; or (c) cause the admission of an individual as a Substitute Limited Partner who does not meet the suitability standards established for purchasers of Units hereunder.

          It is expressly understood that the General Partner's discretion to consent or to refuse to consent to the admission of an assignee or transferee of Units as a Substitute Limited Partner is granted to the General Partner for the benefit of the Limited Partners in order to negate the corporate characteristic of free transferability of interests. No consent of any of the Limited Partners shall be required to effect the admission of such an assignee or transferee as a Substitute Limited Partner, except (in the case of an assignment) the consent of the Limited Partner making such assignment, which shall be evidenced as provided in Section 7.17.5(1), above. The Recognition Date for admission of any Substitute Limited Partner shall be the last day of the calendar quarter in which the General Partner gives its written consent to the admission of such Substitute Limited Partner, and on or before such Recognition Date the General Partner shall cause the Certificate of Limited Partnership to be amended to reflect the admission of such Substitute Limited Partner.

          7.17.6 Names and Addresses of Limited Partners. The General Partner shall keep at the principal place of business of the Partnership a list containing the name and address of each Limited Partner.


                                        ARTICLE 8

                                GENERAL PARTNER INTERESTS

    8.1   Removal of General Partner.

          8.1.1 Removal by Vote of Limited Partners. By the vote of a Majority-In-Interest (as provided in Section 7.3 hereof) the Limited Partners may at any time remove the General Partner.

          8.1.2 Removal by Other General Partner. Any General Partner may remove any other General Partner, if such other
    General Partner:

                 (1)       Has been judicially determined to have
          committed a material default of its obligations hereunder, and fails to cure such default within 30 days after receiving written notice of such judicial determination;

                 (2) Is adjudicated a bankrupt or insolvent under the Bankruptcy Code, as amended, or federal legislation related thereto or other debtor relief laws; or otherwise seeks, by way of petition or answer, any form of debtor's relief under said Bankruptcy Code or any such laws; or makes an assignment for the benefit of its creditors; or seeks or consents to the appointment of any receiver, liquidator, trustee, or similar creditor's representative for itself or its assets; or fails to have dismissed or denied, within 60 days after filing, any petition by another for adjudication of such General Partner as a bankrupt or as insolvent under said Bankruptcy Code or any such laws, or for the appointment of a receiver, trustee, liquidator or similar such creditor's representative for such General Partner or its assets; or

                 (3) Is an individual General Partner and becomes insane.

    8.2 Withdrawal of General Partner Upon Election of a New General Partner. Notwithstanding the provisions of Section 5.3.2(4), in the event that a General Partner is removed or withdraws, and a new General Partner is elected by the Limited Partners pursuant to
Section 8.3 hereof, then within 60 days after such election occurs, any remaining General Partner shall have the right to give such newly elected General Partner written notice of its intention to withdraw as a General Partner, such withdrawal to be effective 90 days after such written notice is given or (if earlier) upon the election of such new General Partner. Any withdrawing General
Partner shall have no obligation or liability as a General Partner with respect to any decision, act, event or condition that occurs after such withdrawal becomes effective.

    8.3 Admission of New or Substitute General Partner. Except as provided in, and subject to the General Partner's rights under
Section 8.5, after the removal or withdrawal of one of the General Partners (as provided for in Sections 8.1 and 8.2 hereof), a Majority-In-Interest of the Limited Partners may, at a meeting or by action without a meeting, designate a successor to such removed or withdrawn General Partner. Any such successor shall become a General Partner in place of such removed or withdrawn General Partner, as of the date of such election, provided that such successor General Partner agrees in writing to become a party to, and be bound by, the provisions of this Agreement and to assume all of the obligations of such removed or withdrawn General Partner hereunder.

    8.4 Continuation of the Partnership. The retirement, withdrawal, removal, death, insanity or bankruptcy of the General Partner shall dissolve the Partnership unless (i) within 90 days thereafter the remaining General Partner elects to continue the business of the Partnership, (ii) there remains one solvent General Partner, or (iii) if there is no remaining General Partner, the Limited Partners, within 120 days of the date of such event, elect by unanimous vote to continue the business of the Partnership and elect a new General Partner. In the event of such election by the remaining General Partner or Limited Partners, the Partnership shall not be dissolved, but shall continue with any remaining or replacement General Partner as a General Partner, with all rights, power and authority vested by this Agreement. In the event no such election is made, the Partnership shall be dissolved and liquidated in accordance with Article 9 hereof.

    8.5   Payment to Removed or Withdrawn General Partner.

          8.5.1 Removal of All General Partners or Remaining General Partner. In the event that all General Partners are removed, or that (after removal or withdrawal of one or more General Partners) the remaining General Partner is removed, pursuant to the provisions of this Article 8, the removed General Partner shall be entitled to receive payment of all fees and other compensation to which it (or it) would have otherwise been entitled hereunder, to the extent the same have been earned but not paid, as of the date of such removal (hereinafter called the "Termination Date"), as well as the present value of the General Partner's interest in the assets and business of the Partnership, as follows:

                 (1) Such General Partner shall be paid, as soon as the same would otherwise have been payable, the following:

                      (A) Management Fees for any month, or portion of a month, prior to the Termination Date (with such fee for the month in which the Termination Date occurs prorated on a daily basis); and

                      (B)       Subject to Section 6.1 hereof, the
                 subordinated real estate commissions on the sale of the Properties, to the extent it have been sold, or are subject to binding agreements for sale, as of the Termination Date.

                 (2) If the Limited Partners do not reconstitute the Partnership and continue its business with the same assets, as provided in Sections 8.4 and 9.1 hereof, then such General Partner shall be entitled to receive, after the liquidation of the Partnership's assets, the General
          Partner's distributive share of the Distributable Cash resulting from such liquidation; but

                 (3) If the Limited Partners do reconstitute the Partnership and continue its business with the same assets, as provided in Sections 8.4 and 9.1 hereof, then such General Partner shall be entitled to receive, in addition to any fees and other compensation then payable to such General Partner under Section 8.5.1(1), above, the amount that would be payable to such General Partner if the Properties of the Partnership were sold for its fair market values as of the Termination Date, plus the present value (as of the Termination Date) of the General Partner's interest in the future distributions by the Partnership of Distributable Cash, as follows:

                      (A) The total amount payable to such former General Partner under this Section 8.5.1(3) shall be resolved by arbitration under the rules of the American Arbitration Association, before three arbitrators, each of which shall be an M.A.I. appraiser. The expense of such arbitration shall be borne equally by the Partnership and such former General Partner. The results of such arbitration shall be binding upon, and enforceable by, such former General Partner and the Partnership; and

                      (B)       The Partnership shall, in its sole
                 discretion, within 30 days following determination of the total amount payable to the former General Partner, give such former General Partner either (i) a lump sum of cash equal to the total amount due to the former General Partner, or (ii) a promissory note for the total amount of the payments due such General Partner which note shall bear interest at an annual rate of 10% and shall provide for the payment of equal monthly installments of principal and interest over a period of 60 months, but shall be paid earlier (with respect to both interest and principal) to the extent of all cash from Sale or Refinancing received or retained by the Partnership after the Limited Partner has received from all distributions hereunder an aggregate amount equal to its Capital Contribution.

    8.6 Liability of General Partner. The General Partner shall be liable for the debts and obligations of the Partnership, to the extent such debts and obligations exceed the Partnership's assets, but the General Partner shall not be obligated to incur, or cause the Partnership to incur, any such obligations or debts in excess of its assets, or to obtain recourse debt financing for the Partnership (even in a situation where nonrecourse debt financing is not available on competitive terms). Except as provided in
Section 9.3.2 hereof, in no event shall the General Partner be personally liable for the repayment of any of the Capital Contributions or payment of any return thereon.


                                        ARTICLE 9

               TERMINATION, LIQUIDATION AND DISSOLUTION OF THE PARTNERSHIP

    9.1 Events of Termination. Upon the occurrence of any of the following events:

          9.1.1 Any event listed in Section 8.4 hereof, unless the remaining General Partner(s) or, if there is no remaining
    General Partner the Limited Partners, by unanimous vote, elect to continue the business of the Partnership;

          9.1.2 The sale or other disposition of the Property; provided, however, that if the sale of the Property involves the Partnership's receipt of a note, the General Partner may keep the Partnership in existence until such note is paid in full;

          9.1.3 Subject to Section 9.1.5 hereinbelow, election by a Majority-ln-Interest of the Limited Partners to dissolve the Partnership, whether or not with the concurrence of the General Partner; or

          9.1.4 Upon the expiration of the term of the Partnership, the Partnership shall dissolve, its assets shall be liquidated as provided in Section 9.2 hereof, the proceeds of such liquidation shall be applied and distributed as provided in
    Section 9.3 hereof, and finally, the Certificate of Limited Partnership shall be cancelled (and the Partnership terminated) as provided in Section 9.4 hereof. During the period elapsing between dissolution and termination of the Partnership, the business of the Partnership and affairs of the Partners shall continue to be governed by this Agreement, and the General
    Partner, or remaining General Partner, shall continue to manage such business and affairs. If such dissolution results from a removal of all General Partners, or the sole remaining General Partner, any Limited Partner may apply to a court of competent jurisdiction to appoint a liquidator, who shall then administer the liquidation and termination of the Partnership, but otherwise have none of the obligations or liabilities of a General Partner. If the Limited Partners elect to continue the business of the Partnership, as provided in Subsection 9.1(1), above, and elect a new General Partner, the new General Partner shall reconstitute the Partnership and continue its business with the same assets for the balance of the term specified in
    Section 1.3 hereof. The relationship of all of the Partners in the reconstituted Partnership shall be governed by this Agreement, as it may be then or thereafter amended. Each
    Limited Partner hereby consents to any such reconstitution and waives any right which such Limited Partner may otherwise have to demand a return of his Capital Contribution by reason of such a dissolution.

          9.1.5 Subject to applicable law, the dissolution of the Partnership shall not occur so long as the Partnership remains mortgagor of the Property.

    9.2 Liquidation. Upon the dissolution of the Partnership, the General Partner shall proceed to liquidate all of the assets of the Partnership in an orderly and expeditious manner, provided, however, that if such dissolution results from the removal of all General Partners or of the sole remaining General Partner, such liquidation shall be deferred until the Limited Partners have had an opportunity to reconstitute the Partnership, as provided in
Section 9.1 hereof; provided, further, that, if the General Partner determines that an immediate sale of part of all of such assets would result in unnecessary loss to the Partnership, then the General Partner may, after giving written notice of the intention to do so to each of the Limited Partners and to the extent not then prohibited by the CRLPA, defer liquidation of such assets (except those necessary to satisfy debts and obligations of the Partnership) for a reasonable time. The Partnership shall not terminate solely as a consequence of the insolvency or bankruptcy of one or more of the general partners of the Partnership so long as there remains a solvent general partner of the Partnership.

    9.3   Application and Distribution of Proceeds of Liquidation.

          9.3.1 General. Upon dissolution and termination of the Partnership, the assets of the Partnership will be liquidated, and, after all debts and obligations of the Partnership to third Persons have been satisfied, the proceeds from such liquidation will be distributed as follows after giving effect to the allocations referred to under Section 4.2.1(3)(i) hereof:

                 (a) First, to the payment of creditors of the Partnership, including Partners who are creditors to the extent permitted by law, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of the Partnership's assets;

                 (b) Second, to the setting up of any reserves reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership; provided, however, that such reserves shall be deposited with a bank or trust company in an interest-bearing escrow account for the purpose of disbursing such reserves for the payment of any of the aforementioned contingencies and, at the expiration of a reasonable period, for the purpose of distributing the balance remaining in accordance with this
          Section 9.3.1;

                 (c) Third, 100% to the Limited Partners until it has received an amount which, when added to any prior distributions to the Limited Partners from any source whatsoever (other than distributions under
          Section 4.1.2(4)), equals the 10% Preferred Return described in Section 4.1.2(6), but not in excess of its positive Capital Account balances;

                 (d) Fourth, to each Partner in an amount equal to the positive balance, if any, of such Partner's Capital Account after giving effect to the distribution under
          Section 9.3.1(f); provided, however, that if the remaining Capital Accounts of all Limited Partners exceed the amount of the liquidation proceeds available for distribution, such distributions shall be made to each Partner in the ratio that the positive balance of each Partner's Capital Account bears to the positive Capital Account balances of all Partners who have positive Capital Account balances;
          and

                 (e) Fifth, the balance of any such liquidation proceeds 99% to the Limited Partners and 1% to the General Partner.

                 If the Limited Partner has received from the distributions described in Section 9.3.1(c) through (f) and/or from prior distributions of Distributable Cash From Sale or Refinancing or initial Working Capital Reserves an aggregate amount equal to 100% of its Original Invested Capital plus the 10% Preferred Return, then the Partnership shall withhold from the amount otherwise distributable to the Limited Partners from Distributable Cash under Section 9.3.1(g) an amount equal to the subordinated compensation payments (if any) then owing to the General Partner for real estate commissions on the Sale of Partnership real estate, as described in Section 6.1.3, above. The Partnership shall pay such withheld amounts to the General Partner rather than to the Limited Partners, but only to the extent that such payment to the General Partner does not cause the Limited Partners to receive aggregate distributions upon liquidation and/or from prior distributions of Distributable Cash from Sale or Refinancing or initial Working Capital Reserves that are less than 100% of its Original Invested Capital plus the 10% Preferred Return. The Limited Partners' share of such final cash distribution will be paid in equal shares on account of each Unit.

          9.3.2 General Partner's Deficit Capital Accounts. If, following the dissolution and termination of the Partnership and the liquidation of its assets, any General Partner shall have a deficit Capital Account balance, the General Partner shall pay to the Partnership, within the time and in the manner specified in Treasury Regulations under Section 704(b)(2) of the Internal Revenue Code, for distribution to creditors and then to Partners with positive Capital Account balances in accordance with
    Section 9.3.1 an amount equal to the lessor of (i) the deficit in the General Partner's Capital Account, or (ii) the difference between the amount of the General Partner's Capital
    Contributions to the Partnership immediately prior to the dissolution and termination of the Partnership and liquidation of its assets and 1% of the total Capital Contributions to the Partnership.

    9.4 Cancellation of Certificate of Limited Partnership. Upon completion of the liquidation of the Partnership and distribution of the proceeds there from, as provided in Section 9.3 hereof, the General Partner shall record a cancellation certificate with respect to the Certificates of Limited Partnership, record or file a copy of the cancellation certificate in each place where a copy of the Certificate of Limited Partnership has been recorded or filed and record or file cancellations of any other filings made pursuant to Section 1.5 hereof.

    9.5 Final Partnership Statement. Within a reasonable time after the Partnership's assets have been fully liquidated and the proceeds therefrom fully allocated and distributed as provided in
Section 9.3 hereof, the General Partner shall furnish to each of the Limited Partners a statement prepared by the Partnership's independent certified public accountants, which shall set forth the receipts and disbursements of the Partnership in the course of such liquidation, together with the amount of proceeds from such liquidation distributed with respect to each Unit and the amount of such proceeds paid or distributed to the General Partner.


                                       ARTICLE 10

                                       DEFINITIONS

    10.1 Acquisition Fees. "Acquisition Fees" means all fees and commissions paid by any Person in connection with the purchase of the Property by the Partnership. Included in the computation of Acquisition Fees shall be all real estate commissions, acquisition fees, nonrecurring management fees, or any fee of a similar nature, however designated, including, without limitation, fees paid to the General Partner or its Affiliates, pursuant to Section 6.1.1 hereof for services rendered by them in locating, examining and investigating the Property to be acquired by the Partnership, in negotiating any such proposed acquisition and in effecting any such acquisition. The Acquisition Fee shall not exceed the amount permitted under Section 260.140.113.3 of the Rules of the California Corporations Commissioner.

    10.2 Adjusted Capital Account Deficit. "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments.

          10.2.1 Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-1T(b)(4)(iv)(f); and

          10.2.2 Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(id)(S)
    and 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-
1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

    10.3 Adjusted Invested Capital. "Adjusted Invested Capital" of a Limited Partner shall be the Original Invested Capital paid for or attributable to his Units reduced by the total cash distributed to him and prior owners of the same Units from Distributable Cash from Sales or Refinancing and from Working
Capital Reserves, and which distributions were attributable to his Units.

    10.4 Affiliate. "Affiliate" means any of (i) each Person, if any, other than the General Partner, directly or indirectly instrumental in organizing, wholly or in part the Partnership or participating in its management (excluding, however, wholly independent third Persons such as attorneys, accountants and underwriters whose only compensation from the Partnership is for professional services rendered), (ii) each Person directly or indirectly controlling, controlled by or under common control with a General Partner or another Affiliate, or owning or controlling
10% or more of the outstanding voting securities of a General
Partner or another Affiliate, or acting as an officer, director or partner of a General Partner or another Affiliate.

    10.5         Basic Regulatory Allocations.  "Basic Regulatory
Allocations" consist of allocations pursuant to Sections 4.2.1(3)(a), (b) and (e).

    10.6 Capital Account. "Capital Account" with respect to any Partner (or such Partner's transferee) shall mean such Partner's
Original Invested Capital (including, when made, principal payments by a Partner under a promissory note, this Agreement, or other obligation to make capital contributions), adjusted in accordance with this Section.

          10.6.1 A Partner's Capital Account shall be increased by all of:

                 (1)       such Partner's share of Net Income;

                 (2) any item of income or gain specially allocated to a Partner and not included in Net Income or Net Loss;

                 (3) any additional cash contribution by such Partner to the Partnership; and

                 (4) the fair market value of any additional property contributed by such Partner to the capital of the Partnership reduced by any liabilities assumed by the Partnership in connection with such contribution or to which the property is subject.

          10.6.2 A Partner's Capital Account shall be reduced by all of:

                 (1)       such Partner's share of Net Loss;

                 (2) any deduction specially allocated to a Partner and not included in Net Income or Net Loss;

                 (3)       any cash Distribution to such Partner; and

                 (4) the Partnership's fair market value of any Property (reduced by any liabilities assumed by the Partner in connection with the distribution or to which the distributed property is subject) distributed to such Partner; provided that, upon liquidation and winding up of the Partnership, unsold property will be valued for distribution at fair market value and the Capital Account of each Partner before such distribution shall be adjusted to reflect the allocation of gain or loss that would have been realized had the Partnership then sold the property for fair market value. Such fair market value shall in no case be treated as less than the amount of any nonrecourse indebtedness of the Partnership secured by the Property.

          10.6.3 The Capital Account of a Substituted Limited Partner or an Assignee of Record shall include the Capital
    Account of his transferor.

          10.6.4 Notwithstanding anything to the contrary in this Agreement, the Capital Accounts of the Partners shall be maintained in accordance with Treasury Regulations
    Section 1.704-1(b), or any corresponding subsequent provision, and the provisions of this Agreement concerning maintenance of Capital Accounts will be interpreted consistently therewith.

    10.7 Capital Contribution. "Capital Contribution" means the gross amount invested in the Partnership by a Partner and shall be equal in amount to the cash purchase price paid or value of real property contributed by such Partner for the Units sold to him by the Partnership. In the plural, "Capital Contributions" means the aggregate amount invested by all of the Partners in the Partnership and shall equal in total the amount of the proceeds attributable to the purchase of Units and any contribution of the General Partner.

    10.8 Certificate of Limited Partnership. "Certificate of Limited Partnership" means the certificate required to be recorded under Section 15621 of the California Corporations Code, or successor legislation thereto.

    10.9 CRLPA. "CRLPA" means the California Revised Limited Partnership Act, as currently enacted or hereafter amended, as well as any successor legislation thereto.

    10.10 Distributable Cash. "Distributable Cash" means the sum of (i) Distributable Cash from Operations and (ii) Distributable
Cash from Sale or Refinancing held by the Partnership at a given time.

          10.10.1 Distributable Cash from Operations. "Distributable Cash from Operations" means Gross Operating Revenues during a given period less (i) all cash expenditures by the partnership during such period to pay the Partnership's operating expenses, including the Management Fee, debt payments and costs of capital improvements or replacements (but without any deduction for depreciation), and less (ii) any additional funds then required for the Working Capital Reserve, or plus (iii) any funds then held in the Working Capital Reserve in excess of the amounts required therefor.

          10.10.2     Distributable Cash from Sale or
    Refinancing. "Distributable Cash from Sale or Refinancing" means, with respect to any Sale or Refinancing or series of such transactions involving a Property, the gross cash proceeds received by the Partnership therefrom or on account thereof, less (i) all expenses incurred and paid by the Partnership with respect to such transaction or transactions, including, without limitation, brokerage commissions paid to third Persons, and
    (ii) the amount paid, in connection with such transactions, on pre-existing indebtedness of the Partnership.

    10.11 General Partner. "General Partner" means the Persons who, at a given time, are general partners in the Partnership under the terms of this Agreement, and shall collectively refer to INCOME GROWTH MANAGEMENT, INC., a California corporation, and IGP X
MISSION PARK, INC., a California corporation.

    10.12 Gross Operating Revenues. "Gross Operating Revenues," with respect to a given period, means the sum of (i) Gross Property Revenues received by the Partnership during such period, plus
(ii) all other cash revenues received by the Partnership during such period, except proceeds from any loans to the Partnership or any sales or other dispositions of the Property.

    10.13 Gross Property Revenues. "Gross Property Revenues," with respect to any given period, means all rents, concession payments and other payments received by the Partnership from the operation of the Property during such period, excluding only
(i) refundable security deposits or (ii) proceeds from any Sale, financing or Refinancing of the Property.

    10.14 Internal Revenue Code. "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

    10.15 Legal Restrictions. "Legal Restrictions" means restrictions upon the operations and management of the Partnership and upon the actions of the General Partner in its capacity as such, imposed by (i) applicable securities laws, including, without limitation, the California Corporate Securities Law of 1968, and any regulations promulgated pursuant to such laws (except to the extent that such regulations have been expressly waived with respect to the Partnership); or (ii) the terms and conditions upon which the Units are qualified under such securities laws.

    10.16 Limited Partner. "Limited Partner" shall mean Income Growth Partners, Ltd. X, a California limited partnership, or any Person owning Units who has been admitted by the General Partner as a Limited Partner or Substitute Limited Partner pursuant to the provisions of this Agreement. In the plural, "the Limited
Partners" refers to all Limited Partners as of a given time.

    10.17 Majority-In-Interest. "Majority-In-Interest" means the vote of more than 50% of the outstanding Units.

    10.18 Management Fee. "Management Fee" means the monthly fee to be paid for services in managing and operating the Properties.
The Management Fee shall include all fees paid for bookkeeping services and fees, rent-up, leasing and re-leasing fees and bonuses, and related services. The Management Fee shall not include other direct costs of operating the Properties, which costs shall be borne by the Partnership.

    10.19 Minimum Gain. "Partner Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner
Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-1T(b)(4)(iv)(h) of the Treasury Regulations.

    10.20 Net Income or Net Loss. "Net Income" or "Net Loss" shall mean, respectively, for each taxable year of the Partnership the taxable income and tax loss of the Partnership as determined for federal income tax purposes in accordance with Section 702(a) of the Internal Revenue Code (including all items of income, gain, loss, or deduction required to be separately stated pursuant to
Section 702(a)(1) of the Internal Revenue Code) (other than any specific item of income, gain, loss, deduction or credit subject to special allocation under this Agreement), with the following modifications:

          10.20.1 The amount determined above shall be increased by any income exempt from federal income tax;

          10.20.2     The amount determined above shall be reduced by any
    Section 705(a)(2)(B) of the Internal Revenue Code expenditures or expenditures treated as such pursuant to Treasury Regulations
    Section 1.704-1(b)(2)(iv)(i) or any corresponding subsequent provision; and

          10.20.3 Depreciation, amortization and other cost recovery transactions shall be computed based on the value of the Property as determined for book purposes instead of in the amount determined in computing taxable income or loss. Any item of income, loss, credit, gain, amortization, cost recovery or basis specially allocated to a Partner and not included in Net Income or Net Loss shall be determined for Capital Account purposes in a manner similar to this Section 10.21.

    10.21 Nonrecourse Debt. "Nonrecourse Debt" shall have the meaning set forth in Treasury Regulations Section 1.704-
1T(b)(4)(iv)(k)(3).

    10.22 Nonrecourse Deductions. "Nonrecourse Deductions" has the meaning set forth in Section 1.704-1T(b)(4)(iv)(b) of the Treasury Regulations. The amount of Nonrecourse Deductions for a
Partnership fiscal year equals the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year, determined according to the provisions of Section 1.704-
1T(b)(4)(iv)(b) of the Treasury Regulations.

    10.23 Nonrecourse Regulatory Allocations. "Nonrecourse Regulatory Allocations" consist of allocations pursuant to Sections 4.2.1(3)(c) and (d).

    10.24 10% Operating Cash Preference. "10% Operating Cash Preference" shall mean the amount, if any, distributed to the Limited Partners from Distributable Cash from Operations for each fiscal year until the Limited Partner has received during such year an amount equal to a 10% per annum noncumulative return on its Adjusted Invested Capital.

    10.25 Original Invested Capital. "Original Invested Capital" shall mean the amount of cash or property contributed by each Limited Partner to the capital of the Partnership upon the acquisition of Units. This amount shall be attributed to such Units in the hands of a subsequent Limited Partner.

    10.26 Other Definitions. Each term defined in this Article 10, as well as each term defined elsewhere in this Agreement, shall have its defined meaning wherever used with an initial capital letter herein. The terms "hereof," "herein" and variations thereof shall, whenever used in this Agreement, refer to this Agreement as a whole, and not to any particular Article or Section hereof.
Where appropriate to the context of this Agreement, use of the singular shall be deemed also to refer to the plural, and use of the plural to the singular, and pronouns of certain gender shall be deemed to comprehend either or both genders.

    10.27 Partner. "Partner" means any of the General Partner or the Limited Partners and, in the plural, "the Partners" means each of the General Partners and all of the Limited Partners as of a given time.

    10.28 Partner Nonrecourse Debt. "Partner Nonrecourse Debt" has the meaning set forth in Section 1.704-1T(b)(4)(iv)(k)(4) of the Treasury Regulations.

    10.29 Partner Nonrecourse Deductions. "Partner Nonrecourse Deductions" shall mean the deductions and the amount as set forth in Treasury Regulations Section 1.704-1T(b)(4)(iv)(h)(3).

    10.30 Partner Nonrecourse Regulatory Allocations. "Partner Nonrecourse Regulatory Allocations" shall mean the allocations under Section 4.2.1(3)(j) and (k).

    10.31 Partners of Record. "Partners of Record" means, at any given date, the General Partner, the Limited Partner and all other Limited Partners who have been admitted as such in accordance with the provisions of this Agreement on or prior to such date.

    10.32 Partnership. "Partnership" means the limited partnership formed by this Agreement.

    10.33 Partnership Minimum Gain. "Partnership Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-
1T(b)(4)(iv)(c).

    10.34 Person. "Person" means any natural Person or other legal entity (such as a partnership, joint venture, corporation or trust).

    10.35 10% Preferred Return. "10% Preferred Return" shall mean the amount, if any, distributed to the Limited Partners from Distributable Cash from Sale or Refinancing (other than amounts representing repayment of Adjusted Invested Capital) which, when added to prior distributions to the Limited Partners from any source whatsoever (other than amounts representing repayment of Adjusted Invested Capital), equals a 10% per annum cumulative, but not compounded, return on the Limited Partners' Adjusted Invested Capital.

    10.36 Property or Properties. "Property" or "Properties" means the Mission Park Apartments located in San Diego County,
California.

    10.37 Purchase Price. "Purchase Price" means, with respect to the acquisition of the Property by the Partnership, the sum of
(i) the cash consideration paid to the seller of the Property by or on behalf of the Partnership, plus (ii) the principal amount of any purchase money note or similar purchase money obligation given to such seller, plus (iii) the outstanding amount of principal on any mortgage(s) or other lien(s) to which such Property is subject at the time of its acquisition by the Partnership, plus (iv) the fair market value of all other consideration given to such seller, plus
(v) the amount of all Acquisition Fees paid with respect to such acquisition other than such fees paid, directly or indirectly, by such seller out of the proceeds to him from such sale, and (vi) all other costs related to such acquisition which, by custom in the area where such Property is located, are normally paid by the seller of real estate, but which in connection with such acquisition are paid by the Partnership (but excluding all other costs of such acquisition, including, without limitation, any points or prepaid interest charged to the Partnership with respect to any debt financing for such acquisition).

    10.38 Qualified Plan. "Qualified Plan" means any pension, profit sharing or stock bonus plan that is qualified under
Section 401(a) of the Internal Revenue Code and any Keogh Plan.

    10.39 Recognition Date. "Recognition Date" means the date upon which the Partnership recognizes, in accordance with the applicable provisions of this Agreement, (i) the admission of any Limited Partner or Substitute Limited Partner or (ii) the assignment or other transfer of any Units, for purposes of the exercise of any rights or privileges or the distribution of any cash or allocation of any Net Income or Net Losses to which a Limited Partner or holder of Units is entitled under this Agreement.

    10.40 Refinancing. "Refinancing" means any transaction in which indebtedness secured by a Property is incurred for the purpose of repaying existing principal of, and/or accrued interest on, indebtedness that is secured by Partnership Property.

    10.41 Regulatory Allocations. "Regulatory Allocations" shall mean the Basic Regulatory Allocations, the Nonrecourse Regulatory
Allocations, and the Partner Nonrecourse Regulatory Allocations.

    10.42 Sale. "Sale" means any sale, exchange or other disposition of real property, condemnation, or recovery of damage awards and insurance proceeds (other than business or rental interruption insurance proceeds) not reinvested in repair or reconstruction of a Property.

    10.43 Substitute Limited Partner. "Substitute Limited Partner" means a Limited Partner admitted in place of another Limited Partners (to the extent of Units transferred by such other Limited Partner to such Substitute Limited Partner) in accordance with the provisions of Section 7.17.5 hereof.

    10.44 Unit. "Unit" means any one of equal interests in the Distributable Cash, Net Income and Net Losses of the Partnership which are issued to the Partners in return for a cash capital contribution or real property contribution equal to $1,000 for each such interest. All references to Units held by Partners shall include all fractional Units held by those Limited Partners.

    10.45 Working Capital Reserve. "Working Capital Reserve" means a cash reserve, to be maintained by the Partnership in an amount deemed reasonably sufficient by the General Partner to cover anticipated capital improvements and replacement costs and other contingencies that may be incurred by the Partnership.


                                       ARTICLE 11

                          RELATIONSHIP OF CERTAIN TERMS OF THIS
                       AGREEMENT TO PROVISIONS  OF THE CALIFORNIA
                             REVISED LIMITED PARTNERSHIP ACT

    11.1 Revised Limited Partnership Act Governs. The Partnership, the rights and obligations of the Partners, and the terms of this Agreement are governed in certain respects by the provisions of the CRLPA effective July 1, 1984, which, however, permits or contemplates that certain of its provisions may be altered, extended or supplanted by provisions of this Agreement. Set forth below are rules governing the intent of the Partners with respect to the relationship of the terms of this Agreement to the provisions of the CRLPA as to certain matters.

    11.2 Provisions of the CRLPA Supplanted by the Terms of this Agreement. The following provisions of the CRLPA are supplanted by the terms of this Agreement in that the Partners intend such provisions of the CRLPA to have no effect on the rights and obligations of the Partners or the construction, interpretation or enforcement of this Agreement:

          11.2.1 Section 15611(b), regarding the definition of "capital account."

          11.2.2 Section 15611(d), regarding the definition of "contribution."

          11.2.3 Section 15611(q), regarding the definition of "return of capital."

          11.2.4      The second sentence, respectively, of
    Sections 15653 and 15654, regarding the allocation of profits and losses and distributions of money or property to Partners absent a provision with respect thereto in the partnership agreement (it being the Partners' intent that any such matter be determined by the construction and interpretation of this Agreement under principles of law otherwise applicable without regard to provisions of the Act that might apply absent a provision in the Agreement).

          11.2.5 Section 15662, regarding the withdrawal by a general partner except for (i) the provision of Section 15662(a) that a general partner may withdraw from a limited partnership at any time by giving written notice to the other partners, and
    (ii) the provision of Section 15662(b)(2) that a general partner who withdraws shall not be personally liable for partnership debts incurred after the Person ceases to be a general partner.

          11.2.6 The second sentence of Section 15663, regarding the right of a limited partner to withdraw.

          11.2.7 Section 15664, regarding certain rights of a withdrawing limited partner to the extent it affords a withdrawing limited partner any rights greater than those afforded by this Agreement.

          11.2.8 Section 15684(b), regarding the priority of certain distributions upon winding up of a limited partnership, to the extent it would alter the priority or amounts of distributions to Partners under the terms of this Agreement.

    11.3 Other Terms and Provisions. Many of the terms of this Agreement are intended to alter or extend provisions of the CRLPA as they may apply to the Partnership or the Partners and in some instances express reference to provisions of the CRLPA is made.
Any failure on the part of any other term of this Agreement to mention or specify the relationship of such term to provisions of the CRLPA that may affect the scope or application of such term shall not be construed to mean that any such term is not intended to be a partnership agreement provision authorized or permitted by the CRLPA or which in whole or in part alters, extends or supplants provisions of the CRLPA as may be allowed thereby.

                                       ARTICLE 12

                                   GENERAL PROVISIONS

    12.1 Notices. All notices and demands required or permitted under this Agreement shall be delivered in writing, and either in Person or by registered or certified mail, return receipt requested, at the principal office of the Partnership (if a notice to or demand on the Partnership or either or both of the Partnership and the General Partner) or to the address shown for the recipient Limited Partner on the list maintained by the Partnership in accordance with Section 7.17.6 hereof. Notices and demands to the General Partner shall be deemed delivered and received on the actual date of its delivery, and notices to and demands on the Limited Partners shall be deemed delivered and received 48 hours after the same are deposited in the U.S. mails
(except in the case of a mail strike).

    12.2         Amendment of Agreement and the Certificate of Limited
Partnership.

          12.2.1      Admission of Limited Partners.   Admission of a
    Limited Partner or Substitute Limited Partner shall not, if in accordance with other provisions of this Agreement, require the consent of any Limited Partner (except, in the case of a Substitute Limited Partner, the consent of the Limited Partner transferring Units thereto).

          12.2.2 Amendments with Consent of Limited Partners. In addition to any amendments otherwise authorized herein, this Agreement and the Certificate of Limited Partnership may be amended by the General Partner with the consent of a Majority-In-Interest of the Limited Partners; provided, however, that neither this Agreement nor the Certificate of Limited
    Partnership may be amended without the consent of all Partners adversely affected thereby so as (i) to convert a Limited
    Partner interest into a General Partner interest, or otherwise modify the limited liability of a Limited Partner (including, without limitation, any amendment which, in the opinion of counsel to the Partnership, poses a significant risk of impairing the limited liability of any or all of the Limited Partners), or (ii) to alter the interest of any Limited Partner in Distributable Cash, Net Income, Net Losses, or otherwise cause unequal treatment of the Limited Partners; provided, further, that this Section 12.2.2 may be amended only by the consent of all the Partners.

          12.2.3 Amendments Without Consent of Limited Partners. In addition to any amendments otherwise authorized herein, the General Partner may amend this Agreement and/or the Certificate of Limited Partnership, without the consent of any of the Limited Partners, to (i) change the name and/or principal place of business of the Partnership, (ii) increase the duties or obligations of the General Partner or decrease the rights and powers of the General Partner (so long as such decrease does not impair the ability of the General Partner to manage the Partnership and conduct its business and affairs), (iii) cure any ambiguity, or correct or supplement any provision hereof which may be inconsistent with any other provision hereof, or make provision with respect to any matter or question arising under this Agreement so long as such additional provision is not inconsistent herewith, (iv) delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or of any other federal agency, or by any state securities commissioner or similar such official, and (v) comply with final regulations under the Employment Retirement Income Security Act defining
    "plan assets"; provided, however, that no amendment shall be adopted pursuant to this Section 12.2.3 unless the adoption thereof (A) is for the benefit of or not adverse to the interests of the Limited Partners, (B) is not inconsistent with
    Article 4 hereof, (C) does not alter, adversely to the Limited Partners or any of them, the allocations of Distributable Cash, Net Income or Net Losses among the Limited Partners or between the Limited Partners and the General Partner except as provided in Section 5.1.14, and (D) does not affect the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes.

          12.2.4 Execution and Recording of Amendments. Any amendment to this Agreement adopted in accordance with the provisions of this Section 12.2 or in accordance with any other provisions of this Agreement shall be executed by the General Partner for itself, and by the General Partner as attorney-in-fact for the Limited Partners pursuant to the power-of-attorney contained in Section 5.6 hereof. After the execution of such amendment, the General Partner shall also prepare and record or file any certificate or other document which may be required to be recorded or filed with respect to such amendment, either under the CRLPA or under the laws of any other jurisdiction in which the Partnership holds any Property or otherwise does business.

    12.3 Partition. The Partners hereby acknowledge and agree that the assets of the Partnership will not be suitable for partition; and, accordingly, each Partner hereby irrevocably waives any and all rights which he may otherwise have, under the CRLPA or any other applicable law, to maintain any action for partition of such assets.

    12.4 Severability. In the event that any provision of this Agreement, or the application thereof to any person or under any circumstances, is determined to be invalid, unlawful or unenforceable to any extent, then to such extent such provision shall be deemed severed from this Agreement; but the application of such provision to any other Persons or under any other circumstances other than those as to which it is determined to be invalid, unlawful or unenforceable, and every remaining provision of this Agreement, shall continue in full force and effect.

    12.5 Headings. Article and section headings in this Agreement are for convenience of reference only and shall not be used in any way to interpret or construe this Agreement.

    12.6 Further Assurances. Each Partner hereby agrees to execute, acknowledge (if necessary) and deliver any and all further instruments and other documents as counsel to the Partnership may determine to be necessary or desirable for the achievement of the purposes of this Agreement (including, without limitation, the Certificate of Limited Partnership and any and all amendments thereto, as well as any cancellation thereof); provided that such instrument or other document does not adversely affect the rights and obligations of such Partner hereunder.

    12.7 Integrated and Binding Agreement. This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof, and there are no other agreements, understandings, representations or warranties among the Partners other than those set forth herein (subject, however, to the General Partners (in the event there is more than one General Partner) having agreed or hereafter agreeing between themselves with respect to the allocation of the duties, distributions, allocations or other rights herein imposed upon or provided to the General Partners jointly). This Agreement may be amended only as provided in Section 12.2 hereof, or elsewhere herein; and this Agreement shall be binding upon, and inure to the benefit of, each of the Partners and his respective heirs, successors and assigns (subject, however, to the provisions hereof relating to assignment and transfer of a Partner's interest in the Partnership).

    12.8 Counterparts. This Agreement may be executed in two or more counterparts and by each party on separate counterparts, each of which shall be an original, but all of which taken together shall constitute but one and the same instrument.

    12.9 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California.


                                       ARTICLE 13

                           REPRESENTATIONS OF LIMITED PARTNERS

    13.1         The Limited Partner represents as follows:

          13.1.1 The Limited Partner is thoroughly informed concerning the type of Property to be owned by the Partnership and has asked and has answered such questions relating thereto as the Limited Partner deems necessary, and understands that no return of, on, or with respect to the consideration given for the Limited Partners' Units of interest is represented, warranted or promised in any way by the General Partner or the Partnership;

          13.1.2 The Limited Partner has read this Partnership Agreement and understands and agrees to its terms;

          13.1.3 The Limited Partner is capable of evaluating the risks and merits of acquiring an interest in Units of the Partnership, has no need for liquidity of investment with respect to the acquisition of such Units, and can afford to sustain a complete loss of such investment;

          13.1.4 The Limited Partner understands that neither the General Partner nor its counsel have represented the interests of the Limited Partner in connection with the transaction, and the Limited Partner is free (and encouraged) to seek independent counsel of the Limited Partner's choosing; and

          13.1.5 The Limited Partner is acquiring the Units for investment purposes only and not with a view to resale or distribution of record or beneficially to any other person.


                                       ARTICLE 14

                                 SEPARATENESS COVENANTS

          14.1 For so long as any mortgage lien exists on any of the Properties, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this partnership agreement, the partnership shall conduct its affairs in accordance with the following provisions:

                 14.1.1 It shall establish and maintain an office through which its business shall be conducted separate and apart from that of any of its affiliates and shall and shall allocate fairly and reasonably any overhead for shared office space.

                 14.1.2 It shall maintain separate partnership records and books of account from those of its parent and any affiliate.

                 14.1.3 It shall not commingle assets with those of its parent and any affiliate.

                 14.1.4  It shall conduct its own business in its own name.

                 14.1.5 It shall maintain financial statements separate from any affiliate.

                 14.1.6 It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of any affiliate.

                 14.1.7 It shall maintain an arm's length relationship with any affiliate.

                 14.1.8 It shall not guarantee or, except to the extent of its liability for the debt secured by such mortgage lien, become obligated for the debts of any other entity, including any affiliate or hold out its credit as being available to satisfy the obligations of others.

                 14.1.9 It shall use stationary, invoices and checks separate from any affiliate.

                 14.1.10 It shall not pledge its assets for the benefit of any other entity, including any affiliate.

                 14.1.11 It shall hold itself out as an entity separate from any affiliate.

          For purpose of this Article Fourteen, the following terms shall have the following meanings:

    "affiliate" means any person controlling or controlled by or under common control with the partnership, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any partner or employee of the partnership, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this partnership, or any affiliate. For purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

    IN WITNESS WHEREOF, the parties hereto have, by themselves or by their officers or representatives duly authorized thereunto, caused this Agreement to be executed and delivered effective as of the date first above written.
                                                General Partner:

                                                INCOME GROWTH MANAGEMENT, INC.

                                                a California corporation

                                                By:
                                                  David Maurer, President

                                                IGP X MISSION PARK, INC.
                                                a California Corporation


                                                By:
                                                  David Maurer, President

                                                Limited Partner:

                                                INCOME GROWTH PARTNERS, LTD. X
                                                a California limited partnership
                                                By its General Partner:
                                                Income Growth Management, Inc.
                                                a California corporation


                                                By:
                                                  David Maurer, President

                                       EXHIBIT "A"


Lots 1 and 2 of City of San Marcos Tract No. 295, in the City of
San Marcos, County of San Diego, State of California, according to Map thereof No. 12309, filed in the Office of the County Recorder of San Diego County, February 9, 1989.

Together with that portion of Bougher Road and Mission Road vacated thereon lying Southeasterly and immediately adjacent to Lot 2, described above, as shown on said map.